PAGE i

                    SELECTIVE INSURANCE COMPANY OF AMERICA
                           RETIREMENT SAVINGS PLAN
                          (As Amended and Restated
                            Effective July 1, 1993)

                              TABLE OF CONTENTS
                              -----------------

                            Article I.  The Plan
                            --------------------

                 1.1        Establishment of Plan                 1
                 1.2        Purpose of Plan                       2
                 1.3        Applicability of Plan                 2

                            Article II.  Definitions
                            ------------------------

                 2.1        Accounts                              3
                 2.2        Act                                   3
                 2.3        Affiliate                             3
                 2.4        After-Tax Contributions               3
                 2.5        Alternate Payee                       3
                 2.6        Annual Addition                       3
                 2.7        Annuity Starting Date                 4
                 2.8        Authorized Leave of Absence           4
                 2.9        Beneficiary                           4
                 2.10       Board                                 4
                 2.11       Code                                  4
                 2.12       Committee                             4
                 2.13       Company                               4
                 2.14       Compensation                          5
                 2.15       Computation Period                    6
                 2.16       Defined Benefit Fraction              6
                 2.17       Defined Contribution Fraction         6
                 2.18       Determination Date                    6
                 2.19       Disability                            6
                 2.20       Disability Retirement Date            6
                 2.21       Domestic Relations Order              6
                 2.22       Early Retirement Date                 7
                 2.23       Elective Contributions                7
                 2.24       Elective Contributions Account        7
                 2.25       Eligible Employee                     7
                 2.26       Employee                              7
                 2.27       Employment Commencement Date          7
                 2.28       Entry Date                            7
                 2.29       Exchange Plan                         7
                 2.30       Highly Compensated Employee           8
                 2.31       Hour of Service                       9
                 2.32       Investment Funds                      12
                 2.33       Key Employee                          12
                 2.34       Leased Employee                       12
                 2.35       Leasing Organization                  12
                 2.36       Leasing Organization Pension Plan     12


PAGE ii


                              TABLE OF CONTENTS
                              -----------------
                               (Continued)


                 2.37       Matched After-Tax Contributions      12
                             Account
                 2.38       Matching Contributions               13
                 2.39       Matching Contributions Account       13
                 2.40       Member                               13
                 2.41       Normal Retirement Age                13
                 2.42       Normal Retirement Date               13
                 2.43       One-Year Period of Severance         13
                 2.44       Participating Company                14
                 2.45       Participating Group                  14
                 2.46       Plan                                 14
                 2.47       Plan Year                            14
                 2.48       Qualified Domestic Relations Order   14
                 2.49       Qualified Matching Contributions     14
                 2.50       Qualified Matching Contributions     14
                             Account
                 2.51       Qualified Nonelective Contributions  14
                 2.52       Qualified Nonelective Contributions  15
                             Account
                 2.53       Related Person                       15
                 2.54       Rollover Account                     15
                 2.55       Salary Reduction Agreement           15
                 2.56       Severance from Service               15
                 2.57       Supplement                           15
                 2.58       Termination of Employment            16
                 2.59       Trust or Trust Fund                  16
                 2.60       Trust Agreement                      16
                 2.61       Trustee                              16
                 2.62       Unmatched After-Tax Contributions    16
                             Account
                 2.63       Valuation Date                       16
                 2.64       Vested Balance                       16

                            Article III.  Participation and
                            -------------------------------
                            Service
                            -------

                 3.1        Eligible Employee                    17
                 3.2        Commencement of Membership           17
                 3.3        Enrollment Form                      17
                 3.4        Eligibility for Contributions        17
                 3.5        Reemployed Members                   19
                 3.6        Cessation of Membership              19
                 3.7        Year of Service                      19
                 3.8        Beneficiary Designation              21


PAGE iii


                              TABLE OF CONTENTS
                              -----------------
                                 (Continued)


                            Article IV.  Contributions and
                            ------------------------------
                            Allocations
                            -----------

                 4.1        Elective Contributions               23
                 4.2        After-Tax Contributions              23
                 4.3        Matching Contributions               24
                 4.4        Salary Reduction Agreement           25
                 4.5        Qualified Nonelective Contributions  25
                 4.6        Qualified Matching Contributions     26
                 4.7        Limitation on Contributions          26
                 4.8        Change and Suspension of             27
                             Contributions
                 4.9        Maximum Elective Amount              27
                 4.10       Limitation on Elective Contributions 28
                 4.11       Adjustment of Elective Contributions 28
                             During Plan Year
                 4.12       Excess Elective Contributions After  29
                             Plan Year
                 4.13       Limitation on Matching Contributions 30
                             and After-Tax Contributions
                 4.14       Excess Matching Contributions and    31
                             After-Tax Contributions After
                             Plan Year
                 4.15       Application of General               32
                             Nondiscrimination Requirements
                 4.16       Restriction on Multiple Use of       32
                             Alternative Limit
                 4.17       Limitation of Annual Additions       33
                 4.18       Return of Contributions              36
                 4.19       Rollover Amounts                     37
                 4.20       Transfer Accounts                    38

                            Article V.  Member Accounts;
                            ----------------------------
                            Investment Funds
                            ----------------

                 5.1        Establishment of Member's            39
                             Accounts
                 5.2        Investment Funds                     39
                 5.3        Investment Election By               39
                             Members
                 5.4        Plan Expenses                        41
                 5.5        Valuations; Allocation of            41
                             Investment Earnings and Losses


PAGE iv


                              TABLE OF CONTENTS
                              -----------------
                                 (Continued)


                            Article VI.  Vesting and Forfeitures
                            ------------------------------------

                 6.1        Vesting in Elective Contributions    43
                             Account, After-Tax Contributions,
                             Qualified Nonelective Contributions
                             Account, Qualified Matching
                             Contributions Account, and
                             Rollover Account
                 6.2        Vesting in Matching Contributions    43
                             Account
                 6.3        Forfeitures                          43
                 6.4        Reinstatement of Forfeited Amounts   44
                 6.5        Calculation of Vested Interest Upon  44
                              Distribution or Withdrawal

                            Article VII.  Distributions
                            ---------------------------

                 7.1        Normal or Early Retirement           45
                 7.2        Disability Retirement                45
                 7.3        Distribution Upon Death of           45
                             Member
                 7.4        Distributions Upon a Termination     46
                             of Employment for Other Causes
                 7.5        Form and Timing of Distributions     46
                 7.6        Minimum Distribution Requirements    48
                 7.7        Withdrawals of Elective              50
                             Contributions
                 7.8        Withdrawals from After-Tax           51
                             Contributions Account
                 7.9        Withdrawals on Account of Serious    52
                             Financial Hardship, from all
                             Accounts Except Elective
                             Contributions Account
                 7.10       Withdrawals After Age 59 1/2         52
                 7.11       Provisions Applicable to             52
                             All Withdrawals

                            Article VIII.  Loans to Members
                            -------------------------------

                 8.1        Committee Authorized                 54
                             to Make Loans
                 8.2        Amount and Number of Loans           54
                 8.3        Interest                             55
                 8.4        Term                                 55


PAGE v


                              TABLE OF CONTENTS
                              -----------------
                                 (Continued)


                 8.5        Repayment                            55
                 8.6        Loan Treated as Member's             56
                             Investment
                 8.7        Documents                            56
                 8.8        Default                              56

                            Article IX.  Administration of the
                            ----------------------------------
                            Plan
                            ----

                 9.1        Committee                            58
                 9.2        Compensation and Expenses            58
                 9.3        Manner of Action                     58
                 9.4        Chairman, Secretary, and             58
                             Employment of Specialists
                 9.5        Records                              59
                 9.6        Administration                       59
                 9.7        Application for Benefits             60
                 9.8        Appeals from Denial of Claims        60
                 9.9        No Enlargement of Employee Rights    61
                 9.10       Expenses of Administration           61
                 9.11       Facility of Distribution             61
                 9.12       Indemnity                            62
                 9.13       Non-Alienation                       62

                            Article X.  Amendment; Termination;
                            -----------------------------------
                            Merger
                            ------

                10.1        Right to Amend or Terminate          63
                10.2        Amendment for Tax Exemption          63
                10.3        Terminations and Partial             63
                             Terminations
                10.4        Mergers; Consolidations;             64
                             Transfers of Assets

                            Article XI.  Leased Employees
                            -----------------------------

                11.1        Treatment of Leased Employees        65
                             Under the Plan
                11.2        Service Not Counted                  66
                11.3        Definitions                          66
                11.4        Construction                         67


PAGE vi


                              TABLE OF CONTENTS
                              -----------------
                                 (Continued)


                            Article XII.  Top-Heavy Plan
                            ----------------------------
                            Provisions
                            ----------

                12.1        General Rule                         68
                12.2        When Plan is Top-Heavy               68
                12.3        When Plan is in Top-Heavy Group      68
                12.4        Minimum Contribution                 69
                12.5        Adjustment in Maximum Limitation     70
                             on Account Additions
                12.6        Definitions                          70
                12.7        Top-Heavy Vesting Schedule           70

                            Article XIII.  Qualified Domestic
                            ---------------------------------
                            Relations Orders

                            -----------------

                13.1        Applicability of Article             72
                13.2        Establishment of Procedures          72
                13.3        Determination of Qualified Domestic  72
                             Relations Order Status
                13.4        Establishment of Segregated Accounts 72
                             and Payment Procedures
                13.5        Subsequent Determination or Order    74
                             to be Applied Prospectively
                13.6        Withdrawals, Distributions, and      75
                             Loans by or to Members
                13.7        Investment                           75
                13.8        Definitions                          75

                            Article XIV.  Miscellaneous Provisions
                            --------------------------------------

                14.1        Construction                         76
                14.2        Nonassignability                     76
                14.3        Missing Persons                      76
                14.4        Interest of Members                  76
                14.5        No Right to Employment Granted       77
                             by Plan
                14.6        Incompetency                         77
                14.7        Titles                               77

                            Appendix A                           A1
                            ----------

                            Supplement One                       S1
                            --------------

                            Article I.  The Plan
                            --------------------

       1.1      Establishment of Plan.    Selected Risks Insurance Company
and Subsidiaries established a profit sharing plan effective July 1, 1980. Such plan was amended and restated effective January 1, 1985 in order to conform to the requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984, and the Retirement Equity Act of 1984, and to make certain other changes. Selected Risks Insurance Company subsequently changed its name to Selective Insurance Company of America. The plan was amended and restated effective January 1, 1989 to comply with provisions of the Tax Reform Act of 1986, the Technical and Miscellaneous Revenue Act of 1988, and final Treasury regulations under Code section 401(m), and to make certain other legal and design changes, and was known as the Thrift Plan for Employees of Selective Insurance Company of America (Formerly: Selected Risks Insurance Company) and Subsidiaries (the "Plan"). The Plan was again amended effective January 1, 1993.

Effective July 1, 1993 the Exchange Insurance Company 410(k) Plan is merged into the Plan in accordance with Internal Revenue Code section 414(l), and its specific provisions are included in a supplement, the terms of which are applicable to certain former participants in the Exchange Insurance Company 401(k) Plan. In addition, effective July 1, 1993, the Plan is amended and restated to add a salary deferral opportunity for Eligible Employees, to make certain other design changes, and to change the name of the Plan to the SELECTIVE INSURANCE COMPANY OF AMERICA RETIREMENT SAVINGS PLAN.

       1.2      Purpose of Plan.    The purpose of the Plan is to allow
Members to elect to set aside a portion of their salaries on a pre-tax basis and/or an after-tax basis in order to accumulate capital for their retirement, and to encourage Employee savings by matching such savings with Company contributions. The Plan is a profit-sharing plan and the Plan is intended to meet the applicable requirements of sections 401(a), 401(k), and 401(m) of the Internal Revenue Code of 1986, as amended.

       1.3      Applicability of Plan.    The provisions of this restated
Plan document are applicable only to Eligible Employees in the employ of the Company on or after July 1, 1993.

                            Article II.  Definitions
                            ------------------------

Whenever used in the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided.

       2.1 "Accounts" shall mean the Elective Contributions Account, Matching Contributions Account, Matched After-Tax Contributions Account, Unmatched After-Tax Contributions Account, Qualified Nonelective
Contributions Account, Qualified Matching Contributions Account, and Rollover Account established for a Member under the Plan.

       2.2 "Act" shall mean the Employee Retirement Income Security Act of 1974, as in effect at the time with respect to which such term is used.

       2.3 "Affiliate" shall mean any corporation, trade, or business if it and the Company are members of a controlled group of corporations, are under common control, or are members of an affiliated service group, within the meaning of Code sections 414(b), 414(c), and 414(m), respectively. The term "Affiliate" shall also include any other entity required to be aggregated with the Company pursuant to regulations under Code section 414(o). Notwithstanding anything above to the contrary, for purposes of section 4.17, "Affiliate" status shall be determined in accordance with Code section 415(h).

       2.4 "After-Tax Contributions" shall mean contributions made under section 4.2 and shall be either Matched After-Tax Contributions or Unmatched After-Tax Contributions.

       2.5      "Alternate Payee" shall mean any individual described in
section 13.8(a).

       2.6      "Annual Addition" shall have the meaning set forth in
section 4.17(c)(1).

       2.7 "Annuity Starting Date" shall mean the first day on which all events have occurred which entitle the Member to commence benefits under the Plan.

       2.8 "Authorized Leave of Absence" shall mean any extraordinary absence authorized by the Company, under the Company's standard personnel practices, provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Employee returns to employment with the Company within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence, provided that the absence is caused by war or other emergency, or provided that the Employee is required to serve under the laws of conscription in time of peace, and further provided that the Employee returns to employment with the Company within the period provided by law.

       2.9 "Beneficiary" shall mean the person or persons designated under section 3.8.

       2.10 "Board" shall mean the Board of Directors of Selective Insurance Company of America.

       2.11 "Code" shall mean the Internal Revenue Code of 1986, as in effect at the time with respect to which such term is used.

       2.12 "Committee" shall mean the committee appointed under the terms of section 9.1.

       2.13 "Company" shall mean Selective Insurance Company of America, and with the approval of the Board any other Affiliate which adopts the Plan for the benefit of its employees and is designated a Participating Company hereunder.

       2.14 "Compensation" shall mean a Member's pay, determined as follows:

       (a)   In General.    For all purposes of the Plan, except as
             otherwise specified, Compensation shall mean the basic earnings paid to an Employee by the Company, excluding all overtime pay and bonuses, provided, however, that the term Compensation shall include Elective Contributions under section 4.1 of this Plan and salary reduction amounts under a cafeteria plan pursuant to Code section 125, but shall not include any other contributions or benefits paid under this Plan.

       (b) Special Rule for Limits on Elective, After-Tax, and Matching Contributions and for Determining Highly Compensated Employees. For purposes of satisfying the limits on contributions described in sections 4.10 and 4.13 and for purposes of determining Highly Compensated Employees under section 2.30, Compensation shall mean an Employee's compensation as defined in Code section 415(c)(3) and the applicable Treasury regulations thereunder, increased by amounts attributable to the Employee's salary reduction amounts under a cafeteria plan under Code section 125 and Elective Contributions under section
             4.1 of this Plan.

             Notwithstanding the foregoing, for purposes of sections 4.10 and 4.13, the Company may use compensation as reported in Box 10 on Form W-2, or any alternative definition that may be permitted under Treasury regulations in lieu of compensation as defined in Code section 415(c)(3).

       (c)   Special Rules for Top-Heavy.    For purposes of the top-
             heavy provisions of Article XII, Compensation shall mean an Employee's compensation as defined in Code section 415(c)(3) and the applicable Treasury regulations thereunder.

The maximum amount of Compensation taken into account under the Plan for any Plan Year shall be $200,000, or such other amount as is determined by the Secretary of the Treasury to reflect a cost-of-living adjustment under the last sentence of Code section 401(a)(17). In determining the Compensation of an Employee for purposes of this limitation, the rules of Code section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the Employee's spouse and any lineal descendants of the Employee who have not attained age 19 before the close of the Plan Year.

    2.15        "Computation Period" shall mean the Plan Year.

    2.16 "Defined Benefit Fraction" shall have the meaning set forth in section 4.17(c)(2).

    2.17 "Defined Contribution Fraction" shall have the meaning set forth in section 4.17(c)(3).

    2.18        "Determination Date" shall have the meaning set forth in
section 12.6(a).

    2.19 "Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can result in death or to be of long, continued, and indefinite duration. Such determination of Disability shall be made by the Committee with the advice of competent medical authority. All Members in similar circumstances shall be treated alike.

    2.20 "Disability Retirement Date" shall mean the first day of the month after the Committee has determined that a Member's incapacity is a Disability.

    2.21 "Domestic Relations Order" shall have the meaning set forth in section 13.8(b).

    2.22 "Early Retirement Date" shall mean the first day of any month (prior to Normal Retirement Date) coinciding with or following the date on which a Member terminates employment with the Company after attaining age fifty-five and completing at least ten Years of Service.

    2.23        "Elective Contributions" shall mean contributions made under section 4.l and shall be either Matched Elective Contributions or Unmatched Elective Contributions.

    2.24 "Elective Contributions Account" shall mean the Account established for a Member to which Matched Elective Contributions, Unmatched Elective Contributions, and earnings thereon are credited.

    2.25        "Eligible Employee" shall mean an Employee described in
section 3.1, except an Employee who is working in a unit subject to collective bargaining, unless the applicable collective bargaining agreement otherwise provides and retirement benefits were the subject of good faith bargaining. The exception for an Employee in a unit subject to collective bargaining shall only be applicable during the period the Employee is working in such unit.

    2.26 "Employee" shall mean any individual employed by the Company except an individual employed as an independent contractor and an individual who is a Leased Employee.

    2.27 "Employment Commencement Date" shall mean the date on which an Employee first performs an Hour of Service for the Company.

    2.28 "Entry Date" shall mean the first day of each calendar month.

    2.29 "Exchange Plan" shall mean the Exchange Insurance Company 401(k) Plan, effective July 1, 1986.

    2.30        "Highly Compensated Employee" shall mean--

       (a)      An individual who during the prior Plan Year or the current
                Plan Year--

                (1) Was at any time a 5 percent owner (as defined in Code section 416(i)(1)) of the Company and/or its Affiliates;

                (2) Received Compensation from the Company and/or its Affiliates in excess of $75,000 (or such other amount as the Secretary of the Treasury shall prescribe);

                (3) Received Compensation from the Company and/or its Affiliates in excess of $50,000 (or such other amount as the Secretary of the Treasury shall prescribe) and was in the group of Employees for such year consisting of the top 20 percent of the Employees when ranked on the basis of Compensation paid during such year; or

                (4) Was at any time an officer of the Company and/or its Affiliates and received Compensation greater than 50 percent of the amount in effect under Code section 415(b)(1)(A) for such year. For purposes of this paragraph (4), no more than 50 Employees (or if lesser, the greater of three Employees or 10 percent of the Employees) shall be treated as officers. If for any year no officer of the Company and/or its Affiliates is described in this paragraph (4), the highest paid officer of the Company and/or its Affiliates shall be treated as described in this paragraph (4).

                In the case of the current Plan Year, an Employee not described in paragraphs (2), (3), or (4) above during the prior Plan Year shall not be treated as described in paragraphs (2), (3), or (4) unless such Employee is a member of the group consisting of the 100 Employees paid the greatest Compensation during the current Plan Year.

       (b) If any individual is a member of the family of a 5 percent owner or of a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest Compensation during the year, then--

                (1) Such individual shall not be considered a separate Employee; and

                (2) Any Compensation paid to such individual (and any applicable contribution or benefit on behalf of such individual) shall be treated as if it were paid to (or on behalf of) the 5 percent owner or Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest Compensation during the year.

                For purposes of this section, the term "family" means, with respect to any Employee, such Employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

       (c) A former Employee shall be treated as a Highly Compensated Employee if--

                (1) Such Employee was a Highly Compensated Employee when such Employee separated from service, or

                (2) Such Employee was a Highly Compensated Employee at any time after attaining age 55.

    2.31        "Hour of Service."

       (a) General Rule. The words "Hour of Service" shall mean each hour for which the Employee is directly or indirectly paid or entitled to payment by the Company or an Affiliate:

                (l)         for the performance of duties,

                (2) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, or Authorized Leave of Absence, or

                (3) for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company;

                provided, however, that no hour shall be credited as an Hour of Service under more than one of the preceding paragraphs.

       (b)      Applicable Computation Period.

                (l) Hour of Service described in subsection (a)(1) shall be credited to the Computation Period in which the duties are performed.

                (2) Hour of Service described in subsection (a)(2) shall be credited to the Computation Period in which the Employee is compensated for such Hour of Service.

                (3) Hour of Service described in subsection (a)(3) shall be credited to the Computation Period to which the award, agreement, or payment is made.

                (4) Notwithstanding anything to the contrary in subsection (a)(1), (a)(2), or (a)(3), in the case of Hours of Service to be credited to the Employee in connection with a payroll period of no more than 31 days which extends beyond the end of a Computation Period, all such Hours of Service shall be credited to the following computation period.

       (c) Hours Not Counted. This subsection limits the Hours of Service credited for periods during which no duties are performed and applies whether or not Hours of Service otherwise would have been counted for such periods under subsection (a)(2).

                (1) Unpaid Time. An hour for which an Employee is not paid, either directly or indirectly, shall not be credited except in the case of an Authorized Leave of Absence.

                (2) Workers' Compensation, Disability Insurance, Unemployment Compensation. An hour for which an Employee is directly or indirectly paid or entitled to payment on account of a period during which the Employee performed no duties:

                            (A) may be credited in the sole discretion of the Committee if such payment is made or due under a plan maintained solely for the purposes of complying with an applicable workers' compensation or disability insurance law, but
                            (B) shall not be credited if such payment is made or due under a plan maintained solely for the purpose of complying with an applicable unemployment compensation law.

                (3) Medical Reimbursement. Hours of Service shall not be credited for a payment which solely reimburses the Employee for medical or medically-related expenses incurred by the Employee.

                (4) 501 Hour Limitation. Not more than 501 Hours of Service shall be credited under subsection
                            (a)(2) on account of any single period during which the Employee performs no duties (whether or not such period occurs in a single calendar year).

       (d) Military Service. An Employee shall receive one Hour of Service for each hour of the normally scheduled work hours for each day during any period he or she is on leave of absence from work with the Company or Affiliate for military service with the armed forces of the United States, but not to exceed the period required under the law pertaining to veterans' reemployment rights; provided that if the Employee fails to report for work at the end of such leave during which he or she has reemployment rights, such Employee shall not receive credit for hours on such leave.

       (e) Construction. This section is intended to be consistent with the requirements of paragraphs (b) and (c) of section 2530.200b-2 of the Department of Labor regulations and such regulations are incorporated herein by this reference.

    2.32 "Investment Funds" shall mean the fund or funds established under the Trust Fund by the Committee for investment of Members' Accounts under section 5.2.

       The Board and the Committee shall have the right to terminate particular Investment Funds and the right to establish particular Investment Funds from time to time to implement and carry out investment objectives and policies established by the Company and the Committee. The Board and the Committee may from time to time eliminate or liquidate Investment Funds by providing at least 30 days' written notice to the Trustee and Members that the fund or funds will in the future cease to be an Investment Fund.

    2.33        "Key Employee" shall mean any individual described in
section 12.6(b).

    2.34        "Leased Employee" shall mean any individual described in
section 11.3(a).

    2.35        "Leasing Organization" shall mean any entity described in
section 11.3(b).

    2.36 "Leasing Organization Pension Plan" shall mean any plan described in section 11.3(c).

    2.37 "Matched After-Tax Contributions Account" shall mean the Account established for a Member to which Matched After-Tax Contributions and earnings thereon are credited.

    2.38 "Matching Contributions" shall mean contributions made by the Company under section 4.3.

    2.39 "Matching Contributions Account" shall mean the account for each Member to which Matching Contributions and the earnings thereon are credited.

    2.40 "Member" shall mean an Employee who has become a Member under Article III, and shall include a former Employee (and the Beneficiary of a deceased Employee) until his or her Vested Balance has been fully distributed.

    2.41 "Normal Retirement Age" shall mean the date the Member attains age sixty-five.

    2.42 "Normal Retirement Date" shall mean the first day of the month coinciding with or next following the date a Member attains his Normal Retirement Age.

    2.43        "One-Year Period of Severance."

       (a) A One-Year Period of Severance means a twelve-consecutive-month period beginning on the date an Employee incurs a Severance from Service and ending on each anniversary of such date, provided that the Employee does not perform an Hour of Service for the Company or any Affiliate during such period.

       (b) Solely for purposes of determining whether a One-Year Period of Severance has occurred, in the case of an Employee who is absent from work beyond the first anniversary of the first date of an absence and the absence is for maternity or paternity reasons, the date the Employee incurs a Severance from Service shall be the second anniversary of the Employee's absence from employment. The period between the first and second anniversary of the first date of absence will not constitute a Year of Service. For purposes of this subsection, an absence from work for maternity or paternity reasons means an absence (1) by reason of pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

    2.44 "Participating Company" shall mean those Affiliates set forth in Appendix A attached hereto.

    2.45 "Participating Group" shall mean each separate group of Employees which is classified by the Company by specific function, location, or otherwise as constituting a separate Participating Group covered by the Plan, as set forth in the applicable Supplement.

    2.46 "Plan" shall mean the Selective Insurance Company of America Retirement Savings Plan.

    2.47        "Plan Year" shall mean the calendar year.

    2.48 "Qualified Domestic Relations Order" shall mean any Domestic Relations Order described in section 13.8(c).

    2.49 "Qualified Matching Contributions" shall mean contributions made under section 4.6.

    2.50 "Qualified Matching Contributions Account" shall mean the Account established for a Member to which Qualified Matching Contributions Account and earnings thereon are credited.

    2.51 "Qualified Nonelective Contributions" shall mean contributions made under section 4.5.

    2.52 "Qualified Nonelective Contributions Account" shall mean the Account established for a Member to which Qualified Nonelective Contributions and earnings thereon are credited.

    2.53        "Related Person" shall mean any person described in
section 11.3(d).

    2.54 "Rollover Account" shall mean the account for an Employee to which a Rollover Contribution and earnings thereon are credited pursuant to section 4.19(b).

    2.55 "Salary Reduction Agreement" shall mean an agreement described in section 4.4.

    2.56 "Severance from Service." A Severance from Service shall occur on the earlier of (a) or (b) below:

       (a) the date as of which the Employee ceases employment with the Company and all Affiliates by reason of a quit, discharge, retirement, or death, or

       (b) the first anniversary of the first day of an Employee's absence from employment with the Company and its Affiliates for any reason other than in (a), above.

Notwithstanding the foregoing, an Employee who is absent on account of service in the armed forces of the United States of America shall not incur a Severance from Service in contradiction of federal law.

    2.57 "Supplement" shall mean the attachment to this Plan containing the necessary provisions pertaining to the Participating Group that is to be covered by the Plan. Any such Participating Group shall become covered by the Plan as of the effective date of coverage set forth in the applicable Supplement. To the extent a Supplement provides different rights and features than the text of the Plan, the terms of the Supplement shall govern.

    2.58 "Termination of Employment" shall mean an Employee's cessation of employment with the Company and its Affiliates which satisfies the requirements for a "separation from service" within the meaning of Code section 401(k)(2)(B)(i)(I).

    2.59 "Trust or Trust Fund" shall mean the trust established by and under the Trust Agreement under which Plan assets are held and invested and from which all benefits under the Plan are paid.

    2.60 "Trust Agreement" shall mean the agreement entered into between the Company and the Trustee to carry-out the provisions of the Plan.

    2.61 "Trustee" shall mean the person or persons acting as trustee of the Trust.

    2.62 "Unmatched After-Tax Contributions Account" shall mean the Account established for a Member to which Unmatched After-Tax Contributions and earnings thereon are credited.

    2.63 "Valuation Date" shall mean each business day during the Plan Year.

    2.64 "Vested Balance" as of a given date shall mean the aggregate balances of a Member's Matched After-Tax Contributions Account, Unmatched After-Tax Contributions Account, Elective Contributions Account, Qualified Nonelective Contributions Account, Qualified Matching Contributions Account, and Rollover Account, plus the Member's vested interest in his or her Matching Contributions Account, as determined under section 6.2.

                            Article III.  Participation and Service
                            ---------------------------------------

       3.1 Eligible Employee. Each Employee of the Company shall become an Eligible Employee after completing one Year of Service.

       3.2 Commencement of Membership. Each Employee who was a Member in the Plan on June 30, 1993 shall remain a Member in the Plan. Such Member may begin to have Elective Contributions and/or After-Tax Contributions made on his or her behalf on July 1, 1993 by submitting an enrollment form in accordance with section 3.3. Each other Employee may begin to participate on the Entry Date coincident with or next following the date he or she becomes an Eligible Employee, provided such Eligible Employee submits an enrollment form in accordance with section 3.3.

       3.3 Enrollment Form. Prior to becoming a Member, an Employee shall submit an enrollment form at the time and in the manner specified by the Committee. Such form shall serve as:

       (a) a Salary Reduction Agreement pursuant to section 4.4 (if the Employee wishes to make Elective Contributions to the Plan),

       (b) agreement to make After-Tax Contributions (if the Employee wishes to make After-Tax Contributions to the Plan),

       (c)      an investment election pursuant to section 5.3, and

       (d)      a Beneficiary designation pursuant to section 3.8.

       3.4      Eligibility for Contributions.

       (a) Elective Contributions. An Employee may elect to have Elective Contributions made on his or her behalf as of the first payroll period of the calendar month next following the date the Employee becomes eligible to commence membership in accordance with section 3.2, provided that the Member submits the enrollment form described in section 3.3 on or before the fifteenth day of the month preceding the first payroll period of the calendar month for which contributions are to be made.

                If such Employee does not elect to have Elective Contributions made when such Employee first becomes eligible, then Elective Contributions may begin for the first payroll period of the calendar month next following the Eligible Employee's submission of the enrollment form described in section 3.3, provided that the enrollment form is submitted before the fifteenth day of the month preceding the first payroll period of the calendar month for which contributions are to be made.

       (b) After-Tax Contributions. An Eligible Employee may elect to make After-Tax Contributions as of the first payroll period of the calendar month next following the date the Employee becomes eligible to commence membership in accordance with section 3.2, provided that the Member submits the enrollment form described in section 3.3 on or before the fifteenth day of the month preceding the first payroll period of the calendar month for which contributions are to be made. If such Employee does not elect to make After-Tax Contributions when he or she first becomes eligible to participate, then After-Tax Contributions may begin for the first payroll period of the calendar month next following the Eligible Employee's submission of the enrollment form described in section 3.3, provided that the enrollment form is submitted on or before the fifteenth day of the month preceding the first payroll period of the calendar month for which contributions are to be made.

       (c) Matching Contributions. An Employee shall be eligible to have Matching Contributions, Qualified Nonelective Contributions, and Qualified Matching Contributions made on his or her behalf as soon as the Employee elects to have Elective Contributions made or elects to make After-Tax Contributions.

       3.5      Reemployed Members.  Each former Employee who was an
Eligible Employee prior to his or her Termination of Employment shall be eligible to participate on the Entry Date coincident with or next following the date on which such Employee again becomes an Employee. Upon reemployment all his or her prior Years of Service shall be restored for purposes of calculating such Member's Vested Balance, except as otherwise provided in section 3.7. Each former Employee who was not an Eligible Employee prior to his or her Termination of Employment shall be eligible to participate on the Entry Date coincident with or next following the date on which such Employee becomes an Eligible Employee.

       3.6 Cessation of Membership. Membership hereunder shall cease upon the complete distribution of the Member's Accounts or, if earlier, the Member's death.

       3.7 Year of Service. For purposes of determining eligibility for membership and vesting, an Employee shall be credited with Service for the Employee's period of employment with the Company and Affiliates, determined as follows:

       (a) Service shall be determined in completed years and days, with each 365 days constituting one Year of Service.

       (b) An Employee shall receive credit for Service from the date the Employee first performs an Hour of Service until the Employee's Severance from Service.

       (c) If an Employee who has had a Severance from Service is subsequently reemployed as an Employee, the following provisions shall apply:

                (1) If the Employee is reemployed before a One-Year Period of Severance occurs, the Years of Service such Employee had at such Severance from Service shall be reinstated upon reemployment.

                            (A) If such Severance from Service resulted from a quit, discharge, or retirement, the Employee shall receive credit (but not in excess of twelve months) for Service for the period between his or her Severance from Service and reemployment.

                            (B) If the Employee's Severance from Service is by reason of a quit, discharge, or retirement and such Severance from Service occurs during any absence from employment of twelve months or less for any reason (other than a quit, discharge, retirement, or death), and the Employee then performs an Hour of Service within twelve months of the date he or she was first absent from employment, such Employee shall receive credit for Service for the period between the Severance from Service and reemployment.

                (2) If the Employee is reemployed after a One-Year Period of Severance occurs, credit for Years of Service will resume as of the date the Employee first performs an Hour of Service upon rehire.

                            (A) If the Employee had a vested interest in any portion of his or her Matching Contributions Account, the Years of Service the Employee had at Severance from Service shall be reinstated upon reemployment by the Company or an Affiliate.

                            (B) If the Employee did not have a vested interest in any portion of his or her Matching Contributions Account, and if the number of One-Year Periods of Severance between such Employee's Severance from Service and reemployment does not equal or exceed the greater of five or the number of Years of Service the Employee had prior to Severance from Service, such Employee's prior Years of Service shall be reinstated upon reemployment by the Company or an Affiliate.

Notwithstanding anything to the contrary above and solely for purposes of determining eligibility for membership in the Plan, "Years of Service" shall, with the approval of the Board by written resolution, include all "Years of Service" credited with Exchange Insurance Company.

       3.8      Beneficiary Designation.

       (a) Unmarried Members. Each unmarried Member may designate a Beneficiary or Beneficiaries to receive such Member's interest in the Plan in the event of such Member's death. Such designation shall not be effective unless it is made on a form provided for that purpose by the Committee and filed with the Committee by the Member during the Member's lifetime. The Member may, from time to time during the Member's lifetime, on a form approved by and filed with the Committee, change the Member's Beneficiary or Beneficiaries.

       (b) Married Members. The Beneficiary of each Member who is married shall be the surviving spouse of such Member, unless such spouse consents in writing to the designation of another Beneficiary or Beneficiaries. Each married Member may, from time to time during the Member's lifetime, on a form approved by and filed with the Committee, change such Member's designation of Beneficiaries; provided, however, that the Member may not change the Member's Beneficiary without the written consent of the Member's spouse, unless such spouse's prior consent expressly permits designations by the Member without any requirement of further consent by the spouse. Any consent by a spouse hereunder shall only be effective with respect to that particular spouse.

                (1) Requirements of Written Consent. The written consent described in this subsection (b) shall acknowledge the effect of such election and shall be witnessed by a Plan representative designated by the Committee or a notary public. Any consent by a spouse which expressly permits designations by the Member without any requirement of further consent by the spouse must acknowledge the spouse's right to limit consent to a specific Beneficiary and must further acknowledge that such right is voluntarily relinquished.

                (2) Circumstances Where no Consent is Required. A married Member may designate a non-spouse Beneficiary without spousal consent only if it is established to the satisfaction of the Committee that the consent of the spouse could not have been obtained because there is no spouse, because the spouse cannot be located, or because of other circumstances prescribed by regulations under Code section 417(a).

       (c) Default Beneficiary. In the event that no Beneficiary is designated (or deemed designated) pursuant to paragraph (a) or (b), the Member's Beneficiary shall be the Member's estate.

                            Article IV.  Contributions and Allocations
                            ------------------------------------------

       4.1      Elective Contributions.

       (a) Amount. The Company shall contribute to the Trust for each payroll period on behalf of each Member an amount equal to the amount by which the Member's Compensation has been reduced for that payroll period under a Salary Reduction Agreement (as described in section 4.4), subject to the limitations in sections 4.7, 4.9, and 4.17.

       (b) Timing. Such contribution shall be transferred to the Trustee and invested by the Trustee in the Investment Funds designated by the Member under section 5.3 as soon as practicable after the applicable payroll period ends. Contributions transferred to the Trust during the first thirty days of a Plan Year may be credited to a Member's Account as if made on the last day of the preceding Plan Year unless deemed to have been made in the Plan Year in which such contribution was transferred to the Trust.

       (c) Account. Contributions under this section on behalf of each Member shall be credited to the Member's Elective
                Contributions Account.

       4.2      After-Tax Contributions.

       (a) Amount. An Eligible Employee may elect to contribute for each payroll period--

                (1) 2 to 6 percent of such Employee's Compensation (in whole percentages) which shall be eligible for Matching Contributions under section 4.3 ("Matched After-Tax Contributions"), and

                (2) 1 to 6 percent (in whole percentages) which shall not be eligible for Matching Contributions under section 4.3 ("Unmatched After-Tax Contributions").

                The initial election to make After-Tax Contributions shall be effective until canceled or amended, subject to the limitations in sections 4.7, 4.13 and 4.17.

       (b) Timing. Such contribution shall be transferred to the Trustee and invested by the Trustee in the Investment Funds designated by the Member under section 5.3 as soon as practicable after the applicable payroll period ends. Contributions transferred to the Trust during the first thirty days of a Plan Year may be credited to a Member's Account as if made on the last day of the preceding Plan Year unless deemed to have been made in the Plan Year in which such contribution was transferred to the Trust.

       (c) Account. Matched After-Tax Contributions shall be credited to the Member's Matched After-Tax Contributions Account and Unmatched After-Tax Contributions shall be credited to the Member's Unmatched After-Tax Contributions Account.

       4.3      Matching Contributions.

       (a) Amount. For each Member, the Company shall make a contribution equal to 50 percent of such Member's Elective Contributions or After-Tax Contributions not in excess of 6 percent of the Member's Compensation payable in the payroll period with respect to which such contribution is made, subject to the limitations in sections 4.7, 4.13, and 4.17.

       (b) Timing. Matching Contributions shall be paid to the Trust no later than the tax filing deadline for the Company for the fiscal year in which the Plan Year ends for which the Matching Contributions are made hereunder.

       (c) Account. Matching Contributions shall be credited to the Member's Matching Contributions Account.

       4.4 Salary Reduction Agreement. In order to have Elective Contributions made on his or her behalf, an Eligible Employee shall execute a Salary Reduction Agreement with the Company on a form prescribed by the Committee whereby such Employee's Compensation shall be reduced by a specified whole percentage from--

       (a) 2 to 6 percent, which shall be eligible for Matching Contributions under section 4.3 ("Matched Elective Contributions"), and

       (b) 1 to 6 percent, which shall not be eligible for Matching Contributions ("Unmatched Elective Contributions"),

       and whereby the Company agrees to contribute an identical amount on the Employee's behalf to the Plan under section 4.1. The initial agreement shall be effective for payroll periods commencing on and after the date on which membership commences under section 3.2, and shall be effective until canceled or amended.

       4.5      Qualified Nonelective Contributions.

       (a)      Amount.  If the Committee determines that the limitation of section 4.10 has been or may be exceeded, to the extent permitted by the final Treasury Regulations under Code section 401(k) and 401(m), the Company may make Qualified Nonelective Contributions on behalf of Employees who are not Highly Compensated Employees in order to satisfy the limitation of section 4.10.

       (b) Timing. Qualified Nonelective Contributions, if any, shall be paid to the Trust as soon as practicable after the amount of such contributions has been determined by the Committee.

       (c) Restrictions. Such contributions shall be fully and immediately nonforfeitable and shall not be distributable prior to a Member's Termination of Employment with the Company and Affiliates.

       (d) Account. Qualified Nonelective Contributions shall be credited to the Qualified Nonelective Contributions Account.

       4.6      Qualified Matching Contributions.

       (a)      Amount.  If the Committee determines that the limitation of section 4.13 has been or may be exceeded, to the extent permitted by the final Treasury Regulations under Code section 401(k) and 401(m), the Company may make a Qualified Matching Contribution on behalf of Employees who are not Highly Compensated Employees in order to satisfy the limitation of section 4.13.

       (b) Timing. Qualified Matching Contributions, if any, shall be paid to the Trust as soon as practicable after the amount of such contributions has been determined by the Committee.

       (c) Account. Qualified Matching Contributions shall be credited to the Qualified Matching Contributions Account.

       4.7      Limitation on Contributions.

       (a) Elective, Matching, Qualified Nonelective, and Qualified Matching Contributions. Notwithstanding anything herein to the contrary, contributions for any Plan Year made under sections 4.1, 4.3, 4.5, and 4.6 shall not exceed the amount allowable as a deduction to the Company under the applicable provisions of Code section 404 (unless the Company is required to make minimum contributions under Code section 416 as described in section 12.4).

       (b) Elective and After-Tax Contributions. Notwithstanding anything herein to the contrary, the sum of an Employee's Matched Elective Contributions and Matched After-Tax Contributions for a Plan Year shall not exceed 6 percent of such Employee's Compensation for the Plan Year, and the sum of an Employee's Unmatched

                Elective Contributions and Unmatched After-Tax Contributions for a Plan Year shall not exceed 6 percent of such Employee's Compensation for the Plan Year.

       4.8      Change and Suspension of Contributions.

       (a) Change. A Member may change the amount of his or her Elective Contributions and/or After-Tax Contributions as of the first payroll period of any month by giving written notice to the Committee by the fifteenth day of the month preceding such payroll period, or by such other date as the Committee may establish.

       (b) Suspension. A Member may suspend his or her Elective Contributions and/or After-Tax Contributions as of the first payroll period of any month by giving written notice to the Committee by the fifteenth day of the month preceding such payroll period, or by such other date as the Committee may establish. During a period of suspension of Elective Contributions and After-Tax Contributions, no Matching Contributions shall be made on behalf of such Member.

       (c) Resumption of Contributions. A Member for whom Elective Contributions and/or After-Tax Contributions have been suspended may not have such contributions resumed for a period of twelve months. Following the twelve-month suspension, such contributions may be resumed as of the first payroll period of any month by filing the enrollment form described in section 3.3 with the Committee by the fifteenth day of the month preceding the first payroll period of the calendar month for which such contributions are to resume or by such other date as the Committee may establish.

       4.9 Maximum Elective Amount. The maximum amount of Elective Contributions for any individual for any calendar year shall be $7,000, or such other amount determined by the Secretary of the Treasury under Code section 402(g)(5) (cost-of-living adjustments). If Elective Contributions under this Plan exceed the maximum limit for any Member for any calendar year, the excess amount (and any income attributable to such excess) shall be distributed to such Member and such distribution shall be charged against such Member's Elective Contributions Account. Distribution shall be made as soon as practicable without regard to any limitation otherwise imposed by law or by the provisions of this Plan, but in no event shall such distribution be made after April 15 of the year immediately following the calendar year in which the excess was contributed.

    4.10 Limitation on Elective Contributions. In each Plan Year the actual deferral percentage of Elective Contributions for the group of Highly Compensated Employees eligible to participate in the Plan may not exceed the greater of--

       (a) 1.25 times the actual deferral percentage of the group of all other Eligible Employees; or

       (b) the lesser of (1) 2 times the actual deferral percentage of the group of all other Eligible Employees or (2) the actual deferral percentage of the group of all other Eligible Employees plus 2 percentage points.

The "actual deferral percentage" for each such group of Eligible Employees for a Plan Year is the average of the ratios, calculated separately for each Employee in each such group, of the amount of Elective Contributions made on behalf of each Eligible Employee for such Plan Year to the Employee's Compensation for such Plan Year. In the case of a Highly Compensated Employee who is eligible to participate in more than one cash or deferred arrangement maintained by the Company or an Affiliate, the ratio of the amount of Elective Contributions made on behalf of such Highly Compensated Employee for such Plan Year to the Highly Compensated Employee's Compensation for such Plan Year shall be calculated by treating all the cash or deferred arrangements in which the Highly Compensated Employee is eligible to participate as one arrangement.

    4.11        Adjustment of Elective Contributions During Plan Year.
Notwithstanding anything in this Article IV to the contrary, if the Committee determines that the nondiscrimination test set forth in section 4.10 otherwise might not be met for the Plan Year, the Committee may reduce the maximum percentage of

Compensation at which Highly Compensated Employees may elect to have Elective Contributions made on their behalf to such percentage, if any, as the Committee determines appropriate to ensure that such test will be met for such Plan Year. Such a reduction may be imposed for the entire Plan Year or any part thereof.

    4.12        Excess Elective Contributions After Plan Year.

       (a) Correction of Excess Elective Contributions After Plan Year. If the Committee determines after the end of the Plan Year that the nondiscrimination test set forth in section 4.10 has not been met, Elective Contributions (adjusted to reflect any income or losses allocable to such excess to the date of distribution) of the Highly Compensated Employees shall be distributed to such Highly Compensated Employees to eliminate such excess Elective Contributions.

       (b) Elimination of Amount of Excess Elective Contributions. The amount of excess Elective Contributions for a Highly Compensated Employee for a Plan Year is to be determined by the following leveling method, under which the actual deferral percentage of the Highly Compensated Employee with the highest actual deferral percentage is reduced to the extent necessary to--

                (1) enable the Plan to satisfy the actual deferral percentage limitation, or

                (2) cause such Highly Compensated Employee's actual deferral percentage to equal the percentage of the Highly Compensated Employee with the next highest actual deferral percentage.

                This process shall be repeated until the Plan satisfies the actual deferral percentage limitation in section 4.10.

       (c) Return of Excess Elective Contributions. Excess Elective Contributions which are returned to Highly Compensated Employees pursuant to this section 4.12 shall be distributed to such Employees as soon as practicable, without regard to any limitation otherwise imposed by law or by the provisions of this Plan.

Notwithstanding the foregoing, the amount of excess Elective Contributions which are returned to Highly Compensated Employees with respect to a Plan Year shall be reduced by the excess Elective Contributions previously distributed to such Highly Compensated Employee under section 4.9 of the Plan for the Highly Compensated Employee's taxable year ending with or within such Plan Year.

    4.13 Limitation on Matching Contributions and After-Tax Contributions. In each Plan Year the contribution percentage of Matching Contributions and After-Tax Contributions for the group of Highly Compensated Employees eligible to participate in the Plan may not exceed the greater of--

       (a) 1.25 times the contribution percentage of the group of all other Eligible Employees; or

       (b) the lesser of (1) 2 times the contribution percentage of the group of all other Eligible Employees or (2) the contribution percentage of the group of all other Eligible Employees plus 2 percentage points.

The "contribution percentage" for each such group of Eligible
Employees for a Plan Year is the average of the ratios, calculated separately for each Employee in each such group, of Matching Contributions and After-Tax Contributions made on behalf of each eligible Employee for such Plan Year to the Employee's Compensation for such Plan Year. To the extent permitted by applicable regulations, the Committee may elect to take Elective Contributions into account in determining the contribution percentage. In the case of a Highly Compensated Employee who is eligible to participate in more than one plan maintained by the Company or an Affiliate to which Matching Contributions are made, the ratio of the amount of Matching Contributions and After-Tax Contributions made on behalf of such Highly Compensated Employee for such Plan Year to the Highly Compensated Employee's Compensation for such Plan Year shall be calculated by treating all the plans in which the Highly Compensated Employee is eligible to participate as one plan.

    4.14 Excess Matching Contributions and After-Tax Contributions After Plan Year.

       (a) Correction of Excess Matching Contributions and After-Tax Contributions After Plan Year. If the Committee determines after the end of the Plan Year that the nondiscrimination limitation in section 4.13 has not been met, Matching Contributions and After-Tax Contributions (adjusted to reflect any income or losses allocable to such excess to the date of distribution) of the Highly Compensated Employees shall be distributed to such Highly Compensated Employees to eliminate such excess Matching Contributions and After-Tax Contributions; provided, however, that to the extent a Highly Compensated Employee is not 100 percent vested in his or her excess Matching Contributions, such nonvested excess Matching Contributions (and the earnings thereon) shall be treated as a forfeiture pursuant to section 6.3.

       (b) Elimination of Amount of Excess Matching Contributions and After-Tax Contributions. The amount of excess Matching Contributions and After-Tax Contributions for a Highly Compensated Employee for a Plan Year is to be determined by the following leveling method, under which the contribution percentage of a Highly Compensated Employee with the highest contribution percentage is reduced to the extent required to--

                (1) enable the Plan to satisfy the contribution percentage limitation, or

                (2) cause such Highly Compensated Employee's contribution percentage to equal the percentage of the Highly Compensated Employee with the next highest contribution percentage.

                This process must be repeated until the Plan satisfies the contribution percentage limitation in section 4.13.

       (c) Return of Excess Matching Contributions and After-Tax Contributions. Within a Members' Account, the excess shall be reduced and distributed or, if applicable, forfeited, in the following order:

                (1)         Unmatched After-Tax Contributions,

                (2)         Vested Matching Contributions,

                (3)         Nonvested Matching Contributions, and

                (4)         Matched After-Tax Contributions.

                Excess Matching Contributions and After-Tax Contributions which are returned to Highly Compensated Employees pursuant to this section 4.14 shall be distributed to such Employees as soon as practicable, without regard to any limitation otherwise imposed by law or by the provisions of this Plan.

    4.15 Application of General Nondiscrimination Requirements. In the event that all or a portion of the Elective Contributions and After-Tax Contributions of a Member who is a Highly Compensated Employee is distributed to such Member under section 4.12 or 4.14, the Matching Contribution, generated by such Elective Contributions and After-Tax Contributions, under section 4.3 (adjusted to reflect any income or loss allocable thereto for the Plan Year) shall be distributed to the extent such Matching Contribution is vested and shall be treated as a forfeiture under section 6.3 to the extent it is not vested.

    4.16        Restriction on Multiple Use of Alternative Limit.

       (a) General Rule. If the discrimination limits set forth in sections 4.10 and 4.13 would otherwise be satisfied only by use of the alternative limitation set forth in subsection (b) of both section 4.10 and section 4.13 of the Plan, the "contribution percentage" (as defined in section 4.13) of Highly Compensated Employees shall be reduced in the manner described in section 4.14 until the "Aggregate Limit" (as defined in (b) below) is satisfied.

       (b) Aggregate Limit. For purposes of this section 4.16, the "Aggregate Limit" means the greater of

                (1) the sum of--

                            (A)  1.25 times the greater of the actual
                                 deferral percentage or the contribution
                                 percentage of the group of all Eligible
                                 Employees who are not Highly Compensated
                                 Employees, and

                            (B)  the lesser of--

                                 (i)  2 times the lesser of the actual
                                      deferral percentage or the
                                      contribution percentage of the group
                                      of all Eligible Employees who are not
                                      Highly Compensated Employees, or

                                (ii)  the sum of 2 percentage points and the
                                      lesser of the actual deferral
                                      percentage or the contribution
                                      percentage of the group of all
                                      Eligible Employees who are not Highly
                                      Compensated Employees; or

                (2)  The sum of--

                            (A)  1.25 times the lesser of the actual
                                 deferral percentage or the contribution
                                 percentage of the group of all Eligible
                                 Employees who are not Highly Compensated
                                 Employees; and

                            (B)  the lesser of--

                                 (i)  2 times the greater of the actual
                                      deferral percentage or the
                                      contribution percentage of the group
                                      of all Eligible Employees who are not
                                      Highly Compensated Employees; or

                                (ii)  the sum of 2 percentage points and the
                                      greater of the actual deferral
                                      percentage or the contribution
                                      percentage of the group of all
                                      Eligible Employees who are not Highly
                                      Compensated Employees.

    4.17        Limitation on Annual Additions.

       (a) General Limitation. Notwithstanding the foregoing provisions of this Article IV, the amount of Annual Additions with respect to a Member for a Plan Year shall not exceed the lesser of:

                (1) $30,000 or, if greater, one-fourth of the defined benefit dollar limitation in effect for the Plan Year under Code section 415(b)(1)(A), or

                (2)         25 percent of the Member's Limitation
                            Compensation (as defined below) for such Plan
                            Year.

       (b)      Limitation for Member also Covered by Defined
                Benefit Plan. In the case of a Member who is or has been covered under a qualified defined benefit plan maintained by the Company or an Affiliate, the Projected Annual Benefit (as defined below) under such defined benefit plan shall be reduced (prior to any reduction under this Plan) to the extent necessary to ensure that the sum of the Defined Contribution Fraction (as defined below) and the Defined Benefit Fraction (as defined below) does not exceed 1.0 for any Plan Year.

       (c)      Definitions.  For purposes of this section,

                (1) Annual Additions shall mean the sum, credited to a Member's Accounts under this Plan and his or her accounts under all other qualified defined contribution plans maintained by the Company or by any Affiliate, of:

                            (A) Company contributions, including Elective Contributions, Matching Contributions,
                                 Qualified Nonelective Contributions, and
                                 Qualified Matching Contributions;

                            (B) Employee contributions, including After-Tax Contributions;

                            (C) Amounts allocated on behalf of the Member to an individual medical account under Code section 401(h)(6) or 419A(d); provided,
                                 however, that Code section 415(c)(1)(B) and
                                 section 4.17(a)(2) of the Plan shall not apply to any amount treated as an Annual Addition under this subparagraph (C).

                            Restored forfeitures, repaid distributions, rollover contributions, and loan payments shall not be treated as Annual Additions.

                (2) Defined Benefit Fraction shall mean a fraction, the numerator of which is the sum of the Member's Projected Annual Benefits under all qualified defined benefit plans (whether or not terminated) maintained by the Company or by any Affiliate, and the denominator of which is the lesser of:

                            (A)  1.25 times the dollar limitation of Code
                                 section 4l5(b)(1)(A) in effect for the Plan
                                 Year, or

                            (B) 1.4 times the Member's average Limitation Compensation for the three consecutive Plan Years that produce the highest average.

                (3) Defined Contribution Fraction shall mean a fraction, the numerator of which is the sum of the Annual Additions to the Member's Accounts under all qualified defined contribution plans (whether or not terminated) maintained by the Company or by any Affiliate for the current Plan Year and all prior years of service with the Company, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the Company:

                            (A) 1.25 times the dollar limitation in effect under Code section 415(c)(1)(A) for such year, or

                            (B)  1.4 times the amount which may be taken
                            into account under section 4.17(a)(2) above.

                (4) Limitation Compensation shall mean the total of regular, overtime, bonus, and other cash compensation paid or made available to the Employee during the Plan Year for services rendered to the Company during the Plan Year, but not including Elective Contributions or the items listed in Treasury Regulation section 1.415-2(d)(1) (relating to deferred compensation, stock options, and proceeds from the sale of certain securities).

                (5) Projected Annual Benefit shall mean the annual benefit to which the Member would be entitled under the terms of a defined benefit plan, if:

                            (A) the Member continued in covered employment until his or her Normal Retirement Age (or current age, if later), and

                            (B) the Member's Limitation Compensation for the Plan Year and all other relevant factors used to determine such benefit remained constant until such Normal Retirement Age (or current age, if later).

       (d) Procedure by Which Excess Annual Additions Shall be Reduced. If Annual Additions in excess of the amount allowed under section 4.17(a) erroneously have been made with respect to a Member for a Plan Year, such additions shall be reduced, to the extent necessary to remove such excess, first under this Plan and then under any other qualified defined contribution plans maintained by the Company or by any Affiliate. Any reductions required pursuant to the foregoing sentence shall be made against Unmatched After-Tax Contributions, and then if additional reduction is necessary such reduction shall be first against Unmatched Elective Contributions and then against Matching Contributions. The amount of the reduction attributable to After-Tax Contributions or Elective Contributions shall be refunded to the Member. Any reduction attributable to Matching Contributions shall be held unallocated by the Trustee and shall be used to offset Matching Contributions for the next Plan Year and, if necessary, each succeeding Plan Year.

    4.18 Return of Contributions. Except as provided in this section 4.18, the Company shall have no right, title, or interest in the contributions made to the Trust under the Plan, and no part of the Trust assets shall revert to the Company.

       (a) Disallowance of Deductions. In the event that all or part of the Company's deductions under Code section 404 for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which such disallowance applies shall be returned to the Company.

       (b) Mistake of Fact. In the event that a contribution to the Plan is made by a mistake of fact, then such contribution shall be returned to the Company.

Any return of contributions permitted under this section 4.18 shall be made within one year after the disallowance of deduction or the payment of the contribution due to a mistake of fact, as applicable.

    4.19        Rollover Amounts.

       (a) Request for Acceptance of Rollover Contribution. Any Employee may file a written request with the Committee requesting that the Trustee accept a Rollover Contribution (as defined below) from such Employee, either directly or from the previous plan trustee. Any written request filed pursuant to this section 4.19 shall set forth the amount of such Rollover Contribution (which must be all in U.S. dollars) and a statement, satisfactory to the Committee, that such contribution constitutes a Rollover Contribution within the meaning set forth in subsection (c) below. The Committee, in its sole discretion, shall determine whether or not such contribution would constitute a Rollover Contribution as defined in subsection (c) below.

       (b) Rollover Account. Any Rollover Contribution shall become part of the Trust and shall be credited to a separate fully vested Rollover Account.

       (c) Rollover Contribution. Except as provided in subsection (d) below, the term "Rollover Contribution" shall mean any amount which is in U.S. dollars and is attributable to a distribution from another qualified plan, if such distribution meets the requirements for a tax-free rollover defined in:

                (1) Code sections 402(a)(5) or 403(a)(4) (relating to certain lump sum distributions from an employees' trust or employee annuity described in Code sections 401(a) or 403(a)), or

                (2) Code section 408(d)(3) (relating to certain distributions from an individual retirement account or an individual retirement annuity).

       (d) Employee Contributions. In the event a contribution intended as a Rollover Contribution contains nondeductible employee contributions made under the provisions of another plan, such contributions shall be withdrawn from the Plan as soon as the mistake is detected. Any such withdrawal may be required by the Committee or requested by the Employee by providing the Committee with a written request setting forth the amount requested and a verification of the amount of such mistaken rollover.

       (e) Investment of Rollover Account. The Rollover Account may be invested only in the Investment Funds.

    4.20 Transfer Accounts. Transfers of accounts from plans qualified under Code section 401(a) or individual retirement accounts or annuities pursuant to Code section 408 shall not be permitted.

                            Article V.  Member Accounts; Investment Funds
                            ---------------------------------------------

       5.l      Establishment of Member's Accounts.  The Committee shall
establish on its books for each Member, if applicable, an Elective Contributions Account, a Matching Contributions Account, a Matched and Unmatched After-Tax Contributions Account, a Qualified Nonelective Contributions Account, a Qualified Matching Contributions Account, and a Rollover Account. Each of such Accounts shall be maintained so long as there shall be a credit balance therein. Amounts held in Accounts on behalf of Employees shall remain invested, and shall be subject to all adjustments under this Article, at all times except:

       (a) periods during which a change of investment election is being processed, and

       (b) with respect to a distribution under Article VII, the period following the Valuation Date as of which the value of the distribution is determined.

       5.2 Investment Funds. Subject to the provisions of Article XIII (Qualified Domestic Relations Orders), each Member may direct the investment of his or her Accounts in any Investment Funds which shall be established and maintained by the Trustee subject to directions from the Committee.

       5.3      Investment Election By Members.

       (a) Election. At such time and in such manner as the Committee shall prescribe, and subject to the provisions of Article XIII (Qualified Domestic Relations Orders), each Member, including each Member who is a former Employee and the Beneficiary of a deceased Member, may file with the Committee (or its designated agent) such Member's direction with respect to the percentage of the Member's Accounts and, if applicable, the portion of future contributions to be allocated to each of the Investment Funds. Each Member may elect to have the amounts in his or her Accounts invested in increments equal to any whole percentage of the total in his or her Account, in one or more of the Investment Funds. Each Member is solely responsible for the selection of his or her investment options. The fact that an Investment Fund is available to Members for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund.

       (b) Change of Election - Future Contributions. Any investment direction given by a Member shall be deemed to be a continuing direction until changed. Subject to subsection
                (d) below, a Member may change his or her investment elections under this subsection (b) in increments equal to any whole percentage of the total amount in his or her Account with respect to future contributions via telephone fund transfer, provided the Member had previously authorized telephone fund transfers on a form supplied by the Committee (or its designated agent). A Member may elect to change his investment election with respect to future contributions via telephone transfer as often as the Member chooses. The election shall be effective as of that date, or as of the following date if the date of transfer is not a business day or if the election is made after the time which the Committee (or its designated agent) establishes as the deadline for effectuating a same day election.

       (c) Transfers of Existing Accounts Among Investment Funds. Subject to subsection (d) below, a Member may elect to transfer amounts in his or her Account among the Investment Funds in increments equal to any whole percentage via telephone fund transfer, provided the Member had previously authorized telephone fund transfers on a form supplied by the Committee (or its designated agent). A Member may elect to transfer amounts in his Accounts among the Investment Funds via telephone transfer as often as the member chooses. The transfer election shall be effective as of that date, or as of the following date if the date of transfer is not a business day or if the election is made after the time which the Committee (or its designated agent) establishes as the deadline for effectuating a same day transfer. The transfer shall be based on the Member's interest in the Investment Funds as of the Valuation Date immediately preceding the effective date of the transfer election and the fair market value of the amount subject to the transfer election shall be determined and transferred as soon as practicable thereafter.

       (d) Blackout Period. Effective June 3, 1993 through September 1, 1993, Members shall not be permitted to change their investment elections with respect to future contributions under subsection (b) above and existing account balances under subsection (c) above. Members shall receive at least thirty days' notice of this blackout period.

       5.4      Plan Expenses.

       (a) Investment Fees. Expenses attributable to the management and investment of each Investment Fund shall be charged against the respective fund.

       (b) Administrative Expenses. All fees paid for recordkeeping services performed by a third-party service provider and all reasonable expenses incurred in the administration of the Plan (including, but not limited to, the fees and compensation of auditors, accountants and legal counsel) shall be payable by the Plan. To the extent not paid by the Plan, the expenses shall be paid by the Company.

       5.5 Valuations; Allocation of Investment Earnings and Losses. Accounts and Investment Funds shall be valued as of each Valuation Date. Earnings, gains, and losses (realized or unrealized) for each Investment Fund shall be allocated to the portion ("subaccount") of a Member's Accounts maintained with respect to such Investment Fund, in the same ratio that the value of his or her subaccount bears to the sum of the values of all Members' subaccounts maintained with respect to such Investment Fund. For the purpose of this ratio, the value of a subaccount shall be the value of the subaccount as of the last preceding Valuation Date, adjusted for contributions, loan repayments, transfers between Investment Funds, distributions, withdrawals, and expenses.

                            Article VI.  Vesting and Forfeitures
                            ------------------------------------

       6.l      Vesting in Elective Contributions Account, After-Tax
Contributions, Qualified Nonelective Contributions Account, Qualified Matching Contributions Account, and Rollover Account. A Member shall have a fully vested interest in his or her Elective Contributions Account, After-Tax Contributions Account, Qualified Nonelective Contributions Account, Qualified Matching Contributions Account, and Rollover Account at all times.

       6.2      Vesting in Matching Contributions Account.

       (a) General Rule. A Member shall have a vested interest in his or her Matching Contributions Account in accordance with the following schedule:

                                                   Vested
                     Years of Service            Percentage
                     ----------------            ----------
                       Less than 2                    0%
                    2 but less than 3                30
                    3 but less than 4                40
                    4 but less than 5                50
                    5 but less than 6                75
                        6 or more                   100

       (b) Accelerated Vesting. Notwithstanding anything to the contrary above, a Member shall have 100 percent vested interest in the value of his or her Matching Contributions Account if:

                (1) the Member is an Employee at any time on or after attaining Normal Retirement Age; or


                (2)         the Member dies while an Employee.

       6.3 Forfeitures. Any portion of a Member's Matching Contributions Account in which such Member's interest is not fully vested under section 6.2 shall constitute a forfeiture immediately following a One-Year Period of Severance, except to the extent provided in section 6.4. All forfeited amounts shall be used to reduce the Matching Contributions made in accordance with section 4.3 and/or to pay administrative expenses of the Plan.

       6.4 Reinstatement of Forfeited Amounts. If a Member has a Termination of Employment, a distribution is made under the Plan, the Member incurs a forfeiture of amounts in his or her Matching Contributions Account, and the Member is subsequently reemployed and credited with an Hour of Service prior to incurring five consecutive One-Year Periods of Severance, then such Member shall have reinstated to him or her the amount of the Matching Contributions Account forfeited at such Member's Annuity Starting Date. Such reinstatement shall be made from forfeitures and, if there are not sufficient forfeitures, by an additional Company contribution for the Plan Year of restoration. Any amount reinstated pursuant to this section shall be invested in the Investment Funds in the proportions selected in the most recent written direction filed with the Committee pursuant to section 5.3 of the Plan.

       6.5 Calculation of Vested Interest Upon Distribution or Withdrawal. If a Member has previously received a distribution or withdrawal of such Member's partially vested interest in his or her Matching Contributions Account, which distribution or withdrawal did not result in a forfeiture or, if a forfeiture occurred, such amounts were reinstated to the Account in accordance with section 6.4, and the Member again becomes entitled to a distribution or withdrawal prior to attaining a fully vested interest in the Matching Contributions Account, then the portion of such Member's Matching Contributions Account which is distributable upon such later event ("X") shall be determined as follows: X = P (AB + (R x D)) - (R x D)

       (a) P is the Member's vested percentage as of the later event of distribution or withdrawal,

       (b) AB is the adjusted balance of the Member's Matching Contributions Account,

       (c) D is the amount distributed or withdrawn from the Member's Matching Contributions Account upon the earlier event, and

       (d) R is AB divided by (Matching Contributions Account balance at the time of the earlier event minus D).

                            Article VII.  Distributions
                            ---------------------------

       7.l      Normal or Early Retirement.  A Member whose employment with the Company terminates on or after such Member's Normal Retirement Age or Early Retirement Age for any reason other than death or Disability shall be entitled to receive the entire balance of such Member's Accounts in accordance with the provisions of section 7.5, subject to Article XIII (Qualified Domestic Relations Orders).

       7.2 Disability Retirement. A Member whose employment with the Company terminates on account of a Disability shall be entitled to receive the entire balance of such Member's Accounts in accordance with the provisions of section 7.5, subject to Article XIII (Qualified Domestic Relations Orders).

       7.3      Distribution Upon Death of Member.

       (a) Death Prior to Annuity Starting Date. In the event of a Member's death prior to such Member's Annuity Starting Date, a distribution of the value of the Member's Account shall be made to such Member's Beneficiary in accordance with section 7.5(a). Distribution shall be made as soon as practicable following the Member's death; provided, however, that if the designated Beneficiary is the Member's surviving spouse, the payment of the benefit under this section need not occur until the date on which the Member would have attained his Normal Retirement Age.

       (b) Death After Annuity Starting Date. In the event of a Member's death after such Member's Annuity Starting Date and after such Member has received a lump sum payment of his or her Vested Balance, no additional benefits shall be paid from the Plan on account of such Member's death.

       7.4 Distributions Upon a Termination of Employment for Other Causes. A Member whose employment with the Company terminates prior to Early Retirement Age for reasons other than death or Disability shall be entitled to receive the Vested Balance of his or her Accounts following such termination in accordance with the provisions of section 7.5, subject to
Article XIII (Qualified Domestic Relations Orders). Immediately following such a Termination of Employment the nonvested portion of such Member's Accounts shall be forfeited pursuant to section 6.3.


       7.5      Form and Timing of Distributions.

       (a) Form. Whenever a Member's Accounts become distributable pursuant to sections 7.1, 7.2, 7.3, or 7.4 to such Member or such Member's designated Beneficiary, distribution of said Accounts shall be made by the payment of the amount distributable in one lump sum payment in cash.

       (b) Timing. Whenever during any Plan Year the amount standing to the credit of a Member's Accounts becomes distributable pursuant to sections 7.1, 7.2, 7.3, or 7.4, the Committee, subject to subsection (c), shall direct that distribution of the Member's Accounts be made as soon as practicable and that any additional amount credited to a Member for the year of retirement, Disability, death, or other Termination of Employment be distributed at such later time as that amount is ascertained.

       (c)      Deferral.

                (1) Deferral to Normal Retirement Age. If the balance of a Member's Accounts to be distributed prior to the Member attaining Normal Retirement Age exceeds $3,500, or at the time of any previous distribution or withdrawal has ever exceeded $3,500, and the Member (or surviving spouse, if the Member is deceased) does not consent to have the distribution of the Member's Accounts made as soon as practicable after the Member terminates employment, dies, or incurs a Disability, such Accounts shall not be distributed in whole or in part until such time as the Member (or surviving spouse, if applicable) elects distribution.

                (2) Deferral for 12 Months. Any Member may elect to defer receipt of his or her Accounts for up to 12 months, subject to the requirements in section 7.6(b).

       (d) Investment During Deferral Period. Vested Balances remaining in the Plan after the Member's Termination of Employment or death shall be invested in accordance with the Member's (or Beneficiary's) instructions.

       (e) Direct Rollover to Another Plan or IRA. Any Member, Beneficiary who is the surviving spouse of the Member, or alternate payee (under Article XIII) who is the spouse or former spouse of the Member, and who receives a distribution which is an Eligible Rollover Distribution, as defined in Code section 402(f)(2)(A), may elect in writing, on the form or forms approved by the Committee, to make a direct rollover pursuant to Code section 401(a)(31) and the regulations thereunder, to an Eligible Retirement Plan, as defined in Code section 402(c)(8)(B); provided that the amount of Eligible Rollover Distribution for the calendar year is or is reasonably expected to be at least $200 and, if only a portion of the Eligible Rollover Distribution is to be rolled over, the amount of the direct rollover is at least $500. A direct rollover of an Eligible Rollover Distribution by a Member or Beneficiary may not be made to more than one Eligible Retirement Plan. If a Member or Beneficiary fails to make a direct rollover election before the deadline chosen by the Committee, the Plan shall distribute the amount as if a direct rollover election with respect to the distribution had not been made.

                This Plan shall accept direct rollovers from another Eligible Retirement Plan.

       7.6 Minimum Distribution Requirements. Notwithstanding any other provision of the Plan to the contrary the following rules shall apply.

       (a) Basic Rule. Unless the Member otherwise elects in writing, distribution to such Member shall be made not later than the sixtieth day after the close of the Plan Year in which occurs the latest of the following events:

                (1)         the Member attains his or her Normal
                            Retirement Age;

                (2) the Member attains the tenth anniversary of the date on which the Member became a Member under the Plan; or

                (3)         the Member's Termination of Employment.

       (b) Required Distribution Date. Notwithstanding anything to the contrary in this Article VII, payment of the Vested Balance in the Plan to a Member who is a "5 percent owner" (as defined in Code section 416(i)(1)(B)(i)) shall be made by April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2 regardless of whether he or she is still employed by the Company. In the case of a Member who is not a 5 percent owner, the Member's Vested Balance in the Plan shall be paid not later than April 1 following the calendar year in which such Member attains age 70 1/2, regardless of when the Member terminates employment; provided, however, that a Member who attained age 70 1/2 on or before December 31, 1987 and who was not a 5 percent owner at any time during the Plan Year ending with or within the calendar year in which such individual attains age 66 1/2 or during any subsequent Plan Year, may delay commencement of benefit distribution until April 1 of the calendar year following the calendar year in which occurs the later of (1) Termination of Employment or (2) attainment of age 70 1/2.

       (c)      Periodic Benefit Payments.  Consistent with Code
                section 401(a)(a), a Member's entire interest in the Plan shall be distributed to such Member, beginning not later than the date required pursuant to subsections (a) and (b) above, over the life of the Member (or over the joint lives of the Member and the Member's designated Beneficiary) or in a payment or series of payments over a period not extending beyond the life expectancy of the Member (or the joint life expectancies of the Member and the Member's designated Beneficiary).

       (d) Required Distribution Where Employee Dies Before Entire Interest is Distributed. Consistent with Code section 401(a)(a), if the distribution of a Member's benefits has begun and the Member dies before the Member's entire interest has been distributed, the remaining portion of the Member's benefits will be distributed at least as rapidly as under the method of distribution being used as of the date of the Member's death.

       (e) Five-Year Rule. Consistent with Code section 401(a)(a), if a Member dies prior to the distribution of the Member's benefit without having designated a person as his or her Beneficiary (other than a deemed designation of the spouse as provided in section 3.8), then distribution of the Member's Account shall be made within five years after the Member's death.

       (f)      Incidental Death Benefit.  Consistent with Code
                section 401(a)(a), the minimum amount which must be distributed each calendar year to the Member shall be the amount determined by dividing the balance in the Member's Account by the "applicable divisor." The "applicable divisor" shall be determined under regulations issued by the Secretary of the Treasury under the minimum incidental death benefit requirements of Code section 401(a)(9).

       Distributions hereunder will be made in accordance with Code section 401(a)(9) and the regulations thereunder, including regulation section 1.401(a)(9)-2, which are incorporated by reference herein.

       7.7      Withdrawals of Elective Contributions.

       (a) General Rule. Subject to the provisions of Article XIII (Qualified Domestic Relations Orders) and section 7.11, during employment with the Company a Member may withdraw all or any part of the amount credited to such Member's Elective Contributions Account, other than that amount which represents earnings credited to such Account, but only upon a determination by the Committee that the Member has suffered a financial hardship within the meaning of final regulations issued by the Internal Revenue Service under Code section 40l(k). Such withdrawal shall not exceed the amount necessary to meet the need created by such hardship. The minimum amount of withdrawal shall be $1,000.

       (b) Deemed Immediate and Heavy Financial Need. A distribution will be deemed to be made on account of an immediate and heavy financial need of the Member if the distribution is on account of--

                (1) medical expenses described in Code section 213(d) incurred by the Member, the Member's spouse, or any dependents of the Member (as defined in Code section 152);

                (2) the purchase (excluding mortgage payments) of the principal residence of the Member;

                (3)         tuition and related fees for the next
                            twelve months of post-secondary education for the Member, the Member's spouse, children, or dependents;


                (4) to prevent the eviction of the Member from his or her principal residence or to prevent foreclosure on the mortgage of the Member's principal residence.

       (c) Distribution Deemed Necessary to Satisfy Financial Need. A distribution pursuant to this section 7.7 will be deemed necessary to satisfy an immediate and heavy financial need of a Member if all of the following requirements are met.

                (1) The distribution is not in excess of the amount required to relieve the financial need of the Member. The amount of the financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

                (2) The Member has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Company.

                (3) The Plan and all other plans maintained by the Company limit the Elective Contributions for the next Plan Year to the applicable limit under section 4.10 for that year minus the Elective Contributions for the year of the hardship distribution under this section 7.7.

                (4) The Member is prohibited, under the terms of the Plan or an otherwise legally enforceable agreement, from making Elective Contributions and After-Tax Contributions to the Plan and all other plans maintained by the Company for at least 12 months after receipt of the hardship distribution under this section 7.7.

       7.8 Withdrawals from Unmatched After-Tax Contributions Account. Subject to the provisions of Article XIII (Qualified Domestic Relations Orders), a Member may withdraw the amount in his or her Unmatched After-Tax Contributions Account provided the following requirements are met:

       (a)      the minimum withdrawal is $1,000,

       (b) only one withdrawal under this section 7.8 shall be permitted each Plan Year, and

       (c) no withdrawal under this section 7.8 shall be permitted unless the Member has been a Member for at least twenty-four consecutive months.

       7.9 Withdrawal, on Account of Serious Financial Hardship, from All Accounts Except Elective Contributions Account. Subject to the provisions of Article XIII (Qualified Domestic Relations Orders), a Member may withdraw all or any portion of the Vested Balance in his or her Matched After-Tax Contributions Account, Unmatched After-Tax Contributions Account, and Rollover Account plus the Vested Balance in such Member's Matching Contributions Account in the event of a Serious Financial Hardship. The minimum withdrawal is $1,000. For purposes of this section 7.9 only, "Serious Financial Hardship" shall mean the occurrence of any event of sufficient severity that a Member or his or her family is clearly endangered by present or impending want or privation, as determined by the Committee. Such Serious Financial Hardship must be shown by positive evidence submitted to the Committee that the hardship is of sufficient magnitude to impair the Member's financial security. Withdrawals shall be determined in a consistent and nondiscriminatory manner, and shall not affect the Member's right under the Plan to make additional withdrawals or continue to be an active Member.

    7.10 Withdrawals After Age 59 1/2. Subject to the provisions of Article XIII (Qualified Domestic Relations Orders) and section 7.11, a Member who has attained age 59 1/2 may withdraw all or any part of the amounts credited to such Member's Elective Contributions Account, Matching Contributions Account, Matched After-Tax Contributions Account, Unmatched After-Tax Contributions Account, Qualified Nonelective Contributions Account, Qualified Matching Contributions Account, and Rollover Account.

    7.11        Provisions Applicable to All Withdrawals.

       (a) General. Payment of a withdrawal under sections 7.7, 7.8, 7.9, and 7.10 shall be made as soon as practicable after the request for withdrawal is made to the Committee.

       (b) Allocation Among Investment Funds. All withdrawals shall be made in cash and shall be allocated to the

                Investment Funds in which the Members' Accounts are invested in accordance with the Member's instructions. Account balances available for withdrawal shall be valued as of the Valuation Date next following the date the withdrawal is approved by the Committee.

       (c) Coordination with Loan Limitations. No withdrawal shall be permitted which reduces the Member's Vested Balance below the amount permitted under section 8.2(b).

                            Article VIII.  Loans to Members
                            -------------------------------

       8.l      Committee Authorized to Make Loans.  Upon the written
application of an eligible Member, the Committee may direct the Trustee to make a cash loan to the Member. A Member is eligible to apply for a loan if the Member is an Employee or if the Member is a former Employee and a "party in interest" within the meaning of section 3(14) of the Act. The terms of a loan shall be determined by the Committee, subject to the provisions of this Article and section 13.6 (regarding Qualified Domestic Relations Orders). Loans shall be granted on a reasonably equivalent basis, taking into account an applicant's creditworthiness. Any loans made under this Article VIII shall be made as soon as administratively practicable and the maximum amount of such loan shall be based upon the valuation of the Member's Accounts as of the Valuation Date immediately preceding the date of such loan.

       8.2      Amount and Number of Loans.

       (a) Minimum Amount. The minimum amount of any loan shall be $1,000.

       (b) Maximum Amount. The maximum amount of any loan together with the amount outstanding on the date of the loan from any other loans under this Plan shall not exceed the lesser of:

                (1)         $50,000 reduced by the excess (if any) of:

                            (A)  the highest outstanding balance of
                                 loans from the Plan during the one-year
                                 period ending on the day before the
                                 date the loan is made, over
                            (B)  the outstanding balance of loans from
                                 the Plan on the date on which the loan
                                 is made, or

                (2)         One-half of the Member's Vested Balance.

       If a Member is also covered under another plan maintained by the Company or an Affiliate which meets the requirements of Code sections 401(a) and 501(a), the limitations of paragraphs (1) and
       (2) shall be applied as though all such plans are one plan.

       (c) Number of Loans. Only one loan may be made each Plan Year and no more than one loan may be outstanding at any time.

       (d) Account. All loans shall be made from funds in the Member's Elective Contributions Account.

       8.3 Interest. Each loan shall bear such reasonable rate of interest as the Committee may determine. In determining such rate of interest, the interest rate being charged by persons in the business of lending monies for loans made under similar circumstances shall be considered.

       8.4 Term. Except as provided below, loans shall be for the period requested by the Member but shall not exceed five years, except in the case of a purchase of a primary residence, in which case the term of the loan shall not exceed fifteen years.

       8.5      Repayment.

       (a) Loans shall be repaid in substantially equal installments, at least quarterly, representing a combination of interest and principal, sufficient to amortize the loan during its term. Repayment shall commence as soon as practicable after the loan is made.

       (b) Payments by active Employees shall be made through payroll withholding or other means acceptable to the Committee in its sole and absolute discretion.

       (c) Each payment shall be allocated proportionately to the Investment Funds in which the Members' Accounts are invested at the time the payment is received by the Trustee.

       8.6      Loan Treated As Member's Investment.

       (a) Loan proceeds shall be paid from the Member's Account. A promissory note of the same face value shall then be credited as an asset of the Member's Account.

       (b) Repayments received by the Trustee shall be transferred to the Plan as soon as practicable.

       8.7 Documents. No loan under this Article shall be made until the Member has completed the appropriate form and submitted to the Committee the following:

       (a) A loan application setting forth such information as the Committee deems appropriate.

       (b) A promissory note designating the Plan as payee, stating the amount, term, repayment schedule, interest rate, and other terms and conditions consistent with this Article.

       (c) A Member's written authorization and direction that the Company shall withhold each payroll period, and remit to the Trustee, the installment amounts determined under section 8.5(a). This paragraph shall not apply to Members who are former Employees and "parties in interest" within the meaning of section 3(14) of the Act.

       (d) A written security agreement granting a conditional security interest in the borrowing Member's Account, in an amount equal to the principal of the loan at the time the loan is originated to the Plan as security for repayment of the loan.

    8.8 Default. If a Member fails to make payment on a loan when due and such failure continues for sixty days thereafter, or in the event of the Member's Termination of Employment with the Company, bankruptcy, impending bankruptcy, insolvency, or impending insolvency, the Committee may declare the loan to be in default, in which case the entire unpaid balance shall become due and payable. The Trustee may pursue collection of the debt by any means generally available to a creditor where a promissory note is in default.

If the entire amount due is not paid by the Member within 30 days following the declaration of default and if the Member has either incurred a financial hardship within the meaning of section 7.7 or has had a Termination of Employment with the Company, the Trustee may exercise its security interest by reducing the Member's Vested Balance by the amounts due and by amounts withheld for the payment of taxes payable in connection with such reduction. Upon such exercise the note shall be canceled to the extent of such reduction.

                            Article IX.  Administration of the Plan
                            ---------------------------------------

       9.1 Committee. The Plan shall be administered by a Committee appointed by the Board. The Committee shall be composed of as many members (not less than three) as may be appointed from time to time and shall hold office at the pleasure of the Board. The Committee shall be the administrator of the Plan, and the Committee shall be a fiduciary under the Plan as a named fiduciary in accordance with the Act. The Committee may appoint or designate other fiduciaries hereunder and may allocate fiduciary responsibilities among them, including members of the Committee.

       9.2 Compensation and Expenses. A member of the Committee shall serve without Compensation for services as such if he is an Employee of the Company. He may receive reimbursement by the Company of expenses properly and actually incurred. All expenses incurred by the Committee, or a member thereof, in carrying out the duties of the Committee shall be paid by the Company.

       9.3 Manner of Action. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions adopted and other actions taken by the Committee at any meeting shall be by vote of a majority of those present at any such meeting. Upon concurrence in writing of a majority of the members at the time in office, action of the Committee may be taken without a meeting.

       9.4 Chairman, Secretary, and Employment of Specialists. The members of the Committee shall elect one of their number as Chairman and shall elect a Secretary who may, but need not, be a member of the Committee. They may authorize one or more of their number or any agent to execute or deliver any instrument or instruments in their behalf and may employ at the Company's or Trust's expense such counsel, auditors, and other specialists and such clerical, actuarial, and other services as they may require in carrying out the provisions of the Plan.

       9.5 Records. All resolutions, proceedings, acts, and determinations of the Committee shall be recorded by the Secretary thereof or under his supervision, and all such records, together with such documents and instruments as may be necessary for the administration of the Plan, shall be preserved in the custody of the Secretary.

       9.6 Administration. The Committee shall be responsible for the administration of the Plan, including instructing the Trustee concerning all payments which should be made out of the Trust Fund pursuant to the provisions of the Plan. The Committee shall have all such powers as may be necessary to carry out the provisions hereof and may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan's business. In making any such determination or rule, the Committee shall pursue uniform policies as from time to time established by the Committee. The Committee shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of the eligibility for and the amount of any benefit payable under the Plan. The Committee shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with the administration thereof, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions, by general rule or particular decision. The Committee shall make, or cause to be made, all reports or other filings necessary to meet the reporting and disclosure requirements of the Act which are the responsibility of "plan administrators" under the Act. To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Committee shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

       9.7 Application for Benefits. Each person eligible for a benefit under the Plan shall apply for such benefit by signing an application form to be furnished by the Committee. Each such person shall also furnish the Committee with such documents, evidence, data, or information in support of such application as it considers necessary or desirable.

       9.8 Appeals from Denial of Claims. If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice in writing of such denial within a reasonable period of time, setting forth the following information:

       (a)      the specific reason or reasons for the denial;

       (b) specific reference to pertinent Plan provisions on which the denial is based;

       (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

       (d) an explanation that a full and fair review by the Committee of the decision denying the claim may be requested by the claimant or his authorized representative by filing with the Committee, within ninety days after such notice has been received, a written request for such review; and

       (e) if such request is so filed, the claimant or his authorized representative may review pertinent documents and submit issues and comments in writing within the same ninety-day period specified in paragraph (d) above.

The decision of the Committee shall be made promptly, and not later than sixty days after the Committee's receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If the claim is denied on appeal, in whole or in part, the claimant shall be given a copy of the decision promptly. The decision shall be in writing and shall include specific reasons for the denial, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the denial is based.

       9.9 No Enlargement of Employee Rights. Neither the establishment of the Plan, nor anything contained herein or in the Trust Agreement nor any modification thereof, nor the operation of the Trust Fund or any account, nor the payment of any benefits, shall be deemed to give or be construed as conferring any legal or equitable rights upon any Employee, Member, Beneficiary, or other person whomsoever, unless such right shall be specifically provided for in the Plan or Trust Agreement, or as giving any Employee, Member, or other person whomsoever the right to require the Company either to continue his employment or to continue the Plan or the making of contributions thereunder to the Trust, nor shall it interfere with the right of the Company to discharge or retire any Employee, Member, or other person whomsoever, at any time, without regard to the effect which such treatment might have upon him as a Member in the Plan, and all Employees and Members shall remain subject to discharge to the same extent as if this Plan had never been adopted.

    9.10 Expenses of Administration. The compensation of the Trustee, any reasonable and proper attorney's fee incurred in the administration of the Trust Fund, or other reasonable and proper Plan expenses may be paid by the Trust, to the extent that they are not paid directly by the Company.

    9.11 Facility of Distribution. In the event that the Committee shall find that a Member or any other person entitled to any distribution under the Plan is unable to care for his affairs because of illness or accident or any other reason, any such distributions due may, unless claim shall have been made therefor by a duly appointed guardian, conservator, or other legal representative, be made at the direction of the Committee to the spouse, child, parent, or other blood relative or to any person deemed by it to have incurred expenses for such Member or other person entitled to distributions under the Plan, and such distribution so made shall be a complete discharge of the liabilities of the Plan therefor.

    9.12 Indemnity. The Company shall indemnify each member of the Committee (which, for purposes of this subsection, includes any Employee to whom the Committee has delegated fiduciary duties) against any and all claims, losses, damages, and expenses, including counsel fees, incurred by the Committee or member and any liability, including any amounts paid in settlement with the Company's approval, arising from the member's or Committee's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such member. The right of indemnity described in the preceding sentence shall be conditioned upon (a) the timely receipt of notice by the Company of any claim asserted against the Committee member, which notice, in the event of a lawsuit, shall be given within ten days after receipt by the Committee member of the complaint, and (b) the receipt by the Company of an offer from the Committee member of an opportunity to participate in the settlement or defense of such claim.

    9.13 Non-Alienation. No benefit payable at any time under the Plan shall be subject to the debts or liabilities of a Member or his Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. No benefit under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, or encumbrance of any kind, except as provided under Internal Revenue Code sections 401(a)(13) or 414(p) or under Article XIII of the Plan.

                            Article X.  Amendment; Termination; Merger
                            ------------------------------------------


    10.1 Right to Amend or Terminate. The Company reserves the right at any time and from time to time to amend this agreement, or discontinue or terminate the Plan by delivering to the Committee a copy of an amendment or appropriate Board resolution of discontinuance or termination certified by an officer of the Company; provided, however, that except as provided in section 10.2, the Company shall have no power to amend or terminate this agreement in such manner as would cause or permit any of the Trust assets to be diverted to purposes other than for the exclusive benefit of the Employees of the Company or their Beneficiaries or would cause any reduction in the amount theretofore credited to any Member or would cause or permit any portion of the Trust assets to revert to or become the property of the Company; and provided, further, that the duties or liabilities of the Committee shall not be changed without its written consent.

    10.2 Amendment for Tax Exemption. The Company reserves the right to amend this agreement in such manner as may be necessary or advisable so that said Plan may continue to qualify as a qualified employee benefit plan under the provisions of the Code as now in force or as it may hereafter be changed or amended, and any such amendment may be made retroactively.

     10.3 Terminations and Partial Terminations. In the event of, and upon, the Company's termination or partial termination of the Plan or the Company's complete discontinuance of contributions, the interest in the Accounts of each Member who shall be an Employee of the Company on the date of such termination or complete discontinuance (or, in the case of a partial termination, the Members affected thereby) shall vest. For the purposes hereof "partial termination" shall have the same meaning as under section l.4ll(d)-2 of the Treasury Regulations.

    10.4 Mergers; Consolidations; Transfers of Assets. The Plan shall not be merged or consolidated with, nor shall any of its assets or liabilities be transferred to, another plan unless, immediately after such merger, consolidation or transfer, each Member and Beneficiary shall be entitled to receive a benefit which is at least as large as the benefit he or she would have been entitled to receive if the Plan had been terminated immediately prior to such merger, consolidation, or transfer.

                            Article XI.  Leased Employees
                            -----------------------------

    11.1        Treatment of Leased Employees Under the Plan.

       (a) Eligibility. Solely for purposes of determining when an individual is eligible to participate in the Plan, hours of service as a Leased Employee (as defined below) shall be treated as Hours of Service as an Employee.

       (b) Vesting. For purposes of determining when an individual vests in amounts in his or her Matching Contributions Account, the individual shall be treated as an Employee in the active service of the Company as of the close of a Plan Year if he or she is performing services as a Leased Employee as of the close of such Plan Year.

       (c) Limitation on Annual Additions. For purposes of determining the maximum Annual Additions which may be contributed to this Plan on behalf of a Leased Employee for any Plan Year:

                (1) any contributions or benefits which are provided under a plan maintained by a Leasing Organization (as defined below) and which are attributable to an individual's service as a Leased Employee performed for the Company or a Related Person (as defined below) shall be treated as provided by the recipient of such services, and

                (2) Limitation Compensation shall include the amounts specified in section 4.17(c)(4) which are received by the individual for his or her service as a Leased Employee.

       (d) Eligibility to Participate. A Leased Employee shall not be eligible to become a Member under the Plan unless and except to the extent that he or she shall qualify as an Eligible Employee without regard to the provisions of this Article XI.

    11.2 Service Not Counted. This Article XI shall not apply to any Leased Employee for the entire period during which such individual is covered by a Leasing Organization Pension Plan (as defined below), unless Leased Employees constitute more than 20 percent of the Company's
Nonhighly Compensated Work Force (as defined below).

    11.3        Definitions.  For purposes of this Article--

       (a) Leased Employee shall mean any individual who provides services for the Company if:

                (1) such services are provided pursuant to an agreement between the Company and a Leasing Organization;

                (2) such services are of a type historically performed in the business field of the Company by a common law employee;

                (3) such individual is not a common law employee of the Company; and

                (4) such individual has performed such services as a Leased Employee for the Company and any Related Person on a substantially full-time basis for a period of at least one year.

                For purposes of the preceding sentence, an individual is considered to have performed services on a substantially full-time basis for a period of at least one year if during any consecutive twelve-month period such person has either (A) performed at least 1,500 Hours of Service for the Company and any Related Person (as defined below), or (B) performed services for the Company and any Related Person for a number of hours of service at least equal to 75 percent of the number of hours customarily performed by a common law employee of the Company or Related Person in the particular position.

       (b) Leasing Organization shall have the same meaning as under Code section 414(n)(2)(A).

       (c) Leasing Organization Pension Plan shall mean a plan maintained by a Leasing Organization which with respect to the Leased Employee:

                (1) is a money purchase pension plan with a nonintegrated Company contribution rate of at least 10 percent,

                (2) provides for immediate participation and for full and immediate vesting, and

                (3) provides for immediate participation for each Leased Employee (other than Leased Employees who perform substantially all of their services for the Leasing Organization and Leased Employees whose compensation (within the meaning of Code section 414(n)(5)(C)(iii)) from the Leasing Organization is less than $1,000 in each Plan Year during the four-plan-year period ending with the Plan Year for which a determination is being made).

       (d)      Related Person shall have the meaning prescribed in Code
                section 144(a)(3).

       (e) Nonhighly Compensated Work Force shall have the meaning in Code section 414(n)(5)(C)(ii).

    11.4 Construction. The purpose of this Article XI is to comply with the provisions of Code section 414(n). All provisions of this Article shall be construed consistently therewith, and, without limiting the generality of the foregoing, no individual shall be treated as a Leased Employee except as required under such Code section 414(n).

                            Article XII.  Top-Heavy Plan Provisions
                            ---------------------------------------

    12.l        General Rule.  In the event that the Plan becomes
top-heavy, or is a member of a top-heavy group, the provisions of this Article shall apply.

    12.2 When Plan is Top-Heavy. The Plan shall be top-heavy for a Plan Year if, as of the Determination Date (as defined below), the aggregate of the Account balances of Key Employees (as defined below) under the Plan exceeds 60 percent of the aggregate of the Account balances of all Employees under the Plan. For purposes of this section and section 12.3:

       (a) Account balances shall include the aggregate amount of any distributions (including distributions from terminated plans) made with respect to the Employee during the five-year period ending on the Determination Date and any contributions due but unpaid as of said determination date, and

       (b) the Account balance of any individual who has not performed services for the Company or the Affiliates at any time during the five-year period ending on the Applicable Determination Date shall not be taken into account.

The determination of the foregoing ratio shall be made in accordance with Code section 4l6(g), which is incorporated herein by this reference. Notwithstanding the foregoing, the Plan shall not be top-heavy if it is part of an affiliation group of plans, as defined in section 12.3(a), that is not a top-heavy group.

    12.3 When Plan is in Top-Heavy Group. A Plan is a member of a top-heavy group with respect to a Plan Year if, as of the Determination Date, it is part of an affiliation group of plans which is top-heavy.
For purposes of this section:

       (a) An "affiliation group of plans" includes all plans qualified under Code section 40l(a) which are maintained by the Company or an Affiliate and (1) in which a Key Employee is a Member or (2) which enables any other plan described in paragraph (1) to meet the requirements of Code section 40l(a)(4) or 4l0.

       (b) An affiliation group of plans shall be a "top-heavy group" with respect to a Plan Year if, as of the Determination Date, the sum of:

                (1) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group and

                (2) the aggregate of the accounts of Key Employees under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all Employees covered under the affiliation group of plans. In making this determination, the provisions of section 12.2 (other than the first sentence thereof) shall be applicable.

    12.4 Minimum Contribution. For each Plan Year with respect to which the Plan is top-heavy or is a member of a top-heavy group, the minimum amount allocated under the Plan (other than Elective Contributions) for the benefit of each Member who is not a Key Employee and who is otherwise eligible for such an allocation, together with amounts allocated under all other qualified defined contribution plans maintained by the Company or an Affiliate, shall be the lesser of:

       (a) 3 percent of the Member's Compensation for the Plan Year or

       (b) the Member's Compensation times a percentage equal to the largest percentage of such Compensation allocated under such plans with respect to any Key Employee for the Plan Year (including Elective Contributions).

The minimum contribution is determined without regard to any Social Security contribution. The minimum contribution shall be made to any non-key Member who is employed on the last day of the Plan Year without regard to the Member's failure to complete 1,000 Hours of Service during the Plan Year, the Member's failure to make Elective Contributions to the Plan, or the Member's Compensation. This section shall not apply to an Employee covered under a qualified defined benefit plan maintained by the Company if the Employee's vested accrued benefit thereunder satisfies the requirements of Code section 4l6(c).

    12.5        Adjustment in Maximum Limitation on Account Additions.
For any Plan Year with respect to which the Plan is top-heavy, or a member of a top-heavy group, sections 4.17(c)(2)(A) and (3)(A) shall be applied by substituting "l.0" for "l.25".

    12.6        Definitions.  For purposes of this Article XII--

       (a) Determination Date with respect to a Plan Year shall mean (1) the last date of the preceding Plan Year, or
                (2) in the case of the first Plan Year of any plan, the last day of such Plan Year.

       (b) Key Employee shall mean an Employee, former Employee, or a Beneficiary as prescribed in Code section 4l6(i)(l).

       (c) Non-key Employee shall mean any Employee who is not a Key Employee.

    12.7 Top-Heavy Vesting Schedule. In the event a Member's employment with the Company terminates for reasons other than retirement, disability, or death, such Member shall have a fully vested interest in his or her Elective Contributions Account, Matched After-Tax
Contributions Account, Unmatched After-Tax Contributions Account,
Qualified Nonelective Contributions Account, Qualified Matching
Contributions Account, and Rollover

Account plus a vested interest in his or her Matching Contributions Account in accordance with the following schedule:

                 Years
               of Service            Vested Percentage
               ----------            -----------------
               Less than 2                   0%
             2 but less than 3              30
             3 but less than 4              40
             4 but less than 5              60
             5 but less than 6              80
               6 or more                   100

Such minimum vesting schedule applies to the Matching Contributions Account of the Member, including amounts credited before the effective date of Code section 416 and amounts credited before the Plan became top-heavy. However, this schedule does not apply to the Matching Contributions Account of any Member who does not work an Hour of Service after the Plan has initially become top-heavy. In the event the Plan ceases to be top-heavy for any subsequent Plan Year, a Member's vesting percentage shall in no event be less than the percentage determined under this section 12.7 as of the last day of the last Plan Year during which the Plan was top-heavy and a Member who has completed three or more Years of Service at such time shall continue to have his or her vested interest in amounts credited to the Matching Contributions Account determined in accordance with the above vesting schedule.

                            Article XIII.  Qualified Domestic Relations
                            -------------------------------------------
                                           Orders
                                           ------

    13.1 Applicability of Article. The Committee shall apply the provisions of this Article with regard to a Domestic Relations Order (as defined below) to the extent not inconsistent with Code section 414(p).

    13.2 Establishment of Procedures. The Committee shall establish procedures, consistent with Code section 414(p), to determine the qualified status of any Domestic Relations Order, to administer distributions under any Qualified Domestic Relations Order (as defined below), and to provide to the Member and the Alternate Payee(s) (as defined below) all notices required under Code section 414(p) with respect to any Domestic Relations Order.

    13.3 Determination of Qualified Domestic Relations Order Status. Within a reasonable period of time after the receipt of a Domestic Relations Order (or any modification thereof), the Committee shall determine whether such order is a Qualified Domestic Relations Order.

    13.4        Establishment of Segregated Accounts and Payment
Procedures.

       (a) Separate Account for Members Not Yet Entitled to Receive Benefits. If a Domestic Relations Order has been determined to be a Qualified Domestic Relations Order in accordance with section 13.3, a separate account for the benefit of the Alternate Payee named in such order shall be established. The Committee shall cause to be transferred from the affected Member's Accounts to the Alternate Payee's account such amount as the Committee deems reasonable and necessary to satisfy such order.
                If the Committee subsequently determines that the amounts it has caused to be so transferred are less than are reasonable and necessary to satisfy such order, the Committee may cause to be transferred such additional amounts as it deems reasonable and necessary to satisfy such order. If the Committee subsequently determines that the amounts it has caused to be so transferred are more than are reasonable or necessary to satisfy such order, the Committee may cause any such excess amounts to be paid to the person or persons who would have been entitled to such amounts if there had been no order; provided, however, that if the Member or the Member's Beneficiaries are not yet entitled, or have not elected, to receive benefit payments under the Plan, such excess amounts shall be credited to the Member's Accounts and invested in accordance with the investment election most recently submitted by the Member pursuant to section 5.3. The amount of any transfers caused to be made by the Committee pursuant to this subsection (a) shall be determined in the sole and absolute discretion of the Committee.

       (b) Temporary Holding Account for Members Entitled to Receive Benefits. If, during any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined (by the Committee, by a court of competent jurisdiction, or otherwise), the Alternate Payee would be entitled to any payment if the order had been determined to be a Qualified Domestic Relations Order, the Committee shall cause to be segregated in a separate account all amounts which would have been payable to any Alternate Payee during such period if such order had been determined to be a Qualified Domestic Relations Order.

       (c) Payment from Temporary Holding Account to Plan Member in Certain Cases. If, by the expiration of the eighteen-month period beginning on the date the first payment would be required to be made to an Alternate Payee under a Domestic Relations Order, either it has been determined that a Domestic Relations Order is not a Qualified Domestic Relations Order or the issue as to whether such order is a Qualified Domestic Relations Order has not been resolved, the Committee shall cause to be paid all amounts which have been segregated by reason of such order pursuant to subsection (b) above, including any earnings accrued thereon, to the person or persons who would have been entitled to such amounts if there had been no order. Notwithstanding the preceding sentence, if the Member or the Member's Beneficiaries are not yet entitled, or have not elected, to receive benefit payments under the Plan, such segregated amounts, including all earnings having accrued thereon, shall be restored to the Member's Accounts and invested in accordance with the investment election most recently submitted by the Member pursuant to section 5.3.

       (d) Payment from Separate Account and Temporary Holding Account to Alternate Payee if Order is Determined to be a Qualified Domestic Relations Order. If a Domestic Relations Order (or any modification thereof) is determined to be a Qualified Domestic Relations Order, the Committee shall instruct the Trustee to apply, on a prospective basis, the terms and provisions of such Qualified Domestic Relations Order, and, in the event any amounts were segregated by reason of such order pursuant to subsection (b) above, the Committee shall cause to be paid in accordance with the provisions of the Plan all amounts which have been so segregated (and have not been released pursuant to subsection (c)), including any earnings accrued thereon, to the Alternate Payee(s) entitled thereto.

    13.5        Subsequent Determination or Order to be Applied
Prospectively. If a determination is made after the expiration of the 18-month period beginning on the date the first payment would be required to be made to an Alternate Payee under a

Domestic Relations Order that such order (or any modification thereof) is a Qualified Domestic Relations Order, such order shall be applied prospectively only.

    13.6        Withdrawals, Distributions, and Loans by or to Members.

       (a) Withdrawals and Distributions. A Member shall not be permitted to withdraw from the Plan, nor shall there be distributed to a Member, any amounts being held in a segregated account by reason of a Domestic Relations Order.

       (b) Loans. In determining the maximum amount of any loan to a Member pursuant to Article VIII, the Committee shall not include in the Vested Balance of the Member the vested portion of his or her Accounts being held in a segregated account by reason of a Domestic Relations Order.

    13.7 Investment. To the extent the Committee, in its sole and absolute discretion, deems reasonable and necessary to satisfy the terms of a Domestic Relations Order, the Committee shall limit the investment discretion of the Member and any Alternate Payee(s) under section 5.3 and shall direct the investment of all amounts held in a segregated account by reason of such order in any investment vehicle which the Committee shall select in its sole and absolute discretion.

    13.8        Definitions.  For purposes of this Article:

       (a) Alternate Payee shall mean any spouse, former spouse, child, or other dependent of a Member who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Member.

       (b) Domestic Relations Order shall mean any judgment, decree, or order (including approval of a property settlement agreement) which:

                (1) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Member and

                (2)         is made pursuant to a state domestic
                            relations law (including a community
                            property law).


       (c) Qualified Domestic Relations Order shall mean a Domestic Relations Order which meets the requirements of Code section 414(p)(1).

                            Article XIV.  Miscellaneous Provisions
                            --------------------------------------

    14.l        Construction.  Except as otherwise provided in
section 5l4 of the Act, the Plan shall be construed and regulated in accordance with the laws of the State of New Jersey.

    14.2 Nonassignability. Except to the extent permissible under Code sections 40l(a)(l3) and 414(p) and Article XIII, no Account or interest under this Plan shall be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution, or other legal or equitable process (whether voluntary or involuntary); provided, however, that nothing herein shall prevent a Member from assigning such Member's interest under this Plan as security for the repayment of any loan made to him or her from the Plan pursuant to Article VIII. Any attempt at such a prohibited assignment, alienation, attachment, garnishment, levy, execution, pledge, transfer, mortgage, or encumbrance shall be void and unenforceable.

    14.3 Missing Persons. If the Company is unable to locate a proper payee within one year after an Account becomes payable, the Company may treat the balance credited to the Account as a forfeiture; however, if a claim for benefits is subsequently presented by a person entitled to a payment, the forfeited amount shall be recredited to the Account upon verification of the claim, except for those amounts that have been paid pursuant to an escheat or other applicable law. Forfeitures restored under this subsection shall be paid from forfeitures under section 6.3 and, to the extent these are not sufficient, from an additional Company contribution.

    14.4 Interest of Members. The sole interest of each Member and the Member's respective Beneficiaries under the Plan shall be to receive the benefits provided for hereunder as and when the same shall become due and payable in accordance with the terms hereof, and neither any Member nor any such Beneficiary shall have any right, title or interest in or to any asset of the Plan.

    14.5 No Right to Employment Granted by Plan. Nothing contained herein shall require the Company to continue any Member in its employ, or require any Member to continue in the employ of the Company, or require the Company to continue to compensate any Member during a leave of absence, or require the Company to compensate any Member during any leave of absence at the same rate as prior to the commencement thereof, or require the Company to rehire any former Member.

    14.6 Incompetency. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Committee receives written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, or other person legally vested with the care of his or her estate has been appointed. In the event that such a guardian or conservator of the estate of any person receiving or claiming benefits under the Plan shall be so appointed, payments shall be made to such guardian or conservator, provided that proper proof of appointment is furnished in a form and manner suitable to the Committee. To the extent permitted by law, any payment under the provisions of this section shall be a complete discharge of liability under the Plan.

    14.7 Titles. The titles of sections are included only for convenience and shall not be construed as part of this Plan or in any respect affecting or modifying its provisions.


PAGE 79


                                *   *   *   *   *

       IN WITNESS WHEREOF, SELECTIVE INSURANCE COMPANY OF AMERICA has caused this instrument to be executed by its duly authorized officers this 15th day of August, l996, effective as of July 1, 1993.



 Corporate Seal                    SELECTIVE INSURANCE COMPANY
                                            OF AMERICA


                               By: /s/ James W. Entringer
                                       ------------------
                                       James W. Entringer

Attest: /s/ Susan Perretta
        ------------------
            Susan Perretta

Title: Corporate Secretary




PAGE - APPENDIX A


                                  APPENDIX A
                                  ----------
                             PARTICIPATING COMPANIES
                             -----------------------



PAGE - SUPPLEMENT ONE



                     AMENDMENT NO. 1 TO THE
                     -----------------------
           SELECTIVE INSURANCE RETIREMENT SAVINGS PLAN
           -------------------------------------------


The Selective Insurance Retirement Savings Plan (the "Plan") is amended effective July 1, 1993, unless otherwise noted, as follows:

 1. Section 3.7 of Article III is hereby amended by replacing One-Year Period of Severance with five (5) consecutive One-Year Periods of Severance.

 2. Section 3.7(c)(2)(A) of Article III is hereby amended by deleting the phrase "be reinstated" and replacing it with "continue to be credited."

 3. Sections 4.8(a) and (b) of Article IV are hereby amended to read as follows:

          "(a) Change. A Member may change the amount of his or her Elective Contributions and/or After-Tax Contributions as of the first payroll period of any month by giving reasonable notice to the Committee in accordance with procedures adopted by the Committee from time to time.

           (b) Suspension. A Member may suspend his or her Elective Contributions and/or After-Tax Contributions as of the first payroll period of any month by giving reasonable notice to the Committee in accordance with procedures adopted by the Committee from time to time. During a period of suspension of Elective Contributions and After-Tax Contributions, no Matching Contributions shall be made on behalf of such Member."

 4. Section 4.9 of Article IV is hereby amended by adding the following to the end thereof:

          "In the event a matching contribution relates to an excess
           Elective Contribution under Section 4.09, or an Excess
           Contribution under Section 4.12, the Matching Contribution and income allocable thereto shall be forfeited. The income allocable to a Matching Contribution shall be determined in accordance with the procedure for determining income allocable to excess Matching Contributions set forth in Section 4.14."

 5. Section 4.12(a) of Article IV is hereby amended by adding the following to the end thereof:

          "The income or loss allocable to the Excess Contributions shall be the amount determined by multiplying the income or loss allocable to the Member's accounts containing the excess amounts for the Plan Year by a fraction, the numerator of which is the Excess Contributions on behalf of the Member for the Plan Year and the denominator of which is the Member's account balance in the accounts containing the excess amounts as of the Valuation Date of the Plan Year in which the Excess Contribution is made without regard to any gain or loss allocable to such total amount for the Plan Year."

 6. Section 4.12(b) of Article IV is hereby amended by adding the following to the end thereof:

           Excess Elective Contributions shall be allocated to Members who are subject to the family member aggregation rules as defined in
           Section 414(q)(6) of the Code in proportion to the Election Contributions and amounts treated as Elective Contributions of each family member that is combined to determine the combined actual deferral percentage, in the manner prescribed by the regulations."

 7. Section 4.12(c) of Article IV is hereby amended by adding the following to the end thereof:

          "Excess Contributions and income allocable thereto shall be distributed no later than March 15 of the Plan Year following the Plan Year in which any such Excess Contributions were made, but in no event shall the Excess Contributions be distributed later than the last day of the Plan Year following the Plan Year in which the contributions giving rise to the Excess Contributions were allocated. If Excess Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Company maintaining the Plan with respect to those amounts."

 8. Section 4.13 of Article IV is hereby amended by adding to the end of the third sentence "...; provided, however, Elective Contributions satisfy the limitation of Section 4.12 both before and after they are applied to determine the contribution percentage."

 9. Section 4.14(a) of Article IV is hereby amended by adding the following to the end thereof:

          "The income or loss allocable to the excess Matching
           Contributions and After-Tax Contributions shall be the amount determined by multiplying the income or loss allocable to the Member's accounts containing the excess amounts for the Plan Year by a fraction, the numerator of which is the excess amounts on behalf of the Member for the Plan Year and the denominator of which is the Member's account balance in the accounts containing the excess amounts as of the Valuation Date of the Plan Year in which the Excess Matching Contributions and After-Tax Contributions are made without regard to any gain or loss allocable to such total amount for the Plan Year."

 10. Section 4.14(b) of Article IV is hereby amended by adding the following to the end thereof:

          "Excess Matching Contributions and After-Tax Contributions shall be allocated to Members who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in proportion to the Matching and After-Tax Contributions or amounts treated as Matching Contributions of each family member that is combined to determine the combined actual contribution percentage, in the manner prescribed by the regulations."

 11. Section 4.14(c) of Article IV is hereby amended by adding the following to the end thereof:

          "Excess Matching Contributions and After-Tax Contributions and income allocable thereto shall be distributed no later than March 15 of the Plan Year following the Plan Year in which any such excess contributions were made, but in no event shall the excess contributions be distributed later than the last day of the Plan Year following the Plan Year in which the contributions giving rise to the excess Matching and After-Tax Contributions were allocated. If Excess Matching and After-Tax Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Company maintaining the Plan with respect to those amounts. In order to satisfy Section 4.14(c), the Committee, in its discretion, may forfeit nonvested Matching Contributions and the income allocable thereto in lieu of distributing Excess Matching Contributions."

 12. Section 4.18 of Article IV is hereby amended by adding the following to the end thereof:

          "The amount returned will not exceed the amount of the contribution reduced by any loss incurred by the Trust."

 13. Section 6.4 of Article VI is hereby amended by deleting the first sentence and in its place substituting the following:

          "If a Member terminated employment before his interest in his Matching Contributions Account is fully vested, that portion which is not vested shall be forfeited as of the last day of the Plan Year in which (i) he receives a distribution of the nonforfeitable portion of his Vested Balance or (ii) experiences five (5) consecutive One-Year Periods of Severance in accordance with Section 6.3. If the value of the Member's vested Matching Contributions Account is zero, the Member shall be deemed to have received a distribution of such Vested Balance. In the case of a Member who is deemed to have received a distribution and is rehired before he incurs five (5) consecutive One-Year Periods of Severance, his forfeited Matching Contributions Account shall be restored upon reemployment.

           If a Member who has received a distribution of the nonforfeitable portion of his Vested Balance is rehired before he incurs five
           (5) consecutive One-Year Periods of Severance, he may repay to the Trustee an amount equal to the distribution amount. The Member must make repayment prior to the earlier of the date he would incur five (5) consecutive One-Year Periods of Severance after such distribution, or five (5) years after the date on which he is reemployed. Such repayment shall be credited to his Vested Balance and an additional amount equal to the forfeited portion of his Matching Contributions Account will either be allocated to the Member's Vested Balance out of current forfeitures or contributed by the Company as of the last day of that Plan Year. It shall be the duty of the Company to give timely notification to any rehired Employee if such Employee is eligible to make a repayment, of his right to make such a repayment, and of the consequences of not making such repayment. Any amount reinstated pursuant to this Section shall be invested in the Investment Funds in the proportions selected in the most recent direction filed with the Committee pursuant to Section 5.3 of the Plan."
 14. Section 6.5 of Article VI is hereby amended by deleting the first sentence and in its place substituting the following:

          "If a Member with a partially vested interest in his or her Matching Contributions Account receives a distribution or withdrawal, other than a cash-out distribution described in
           Section 6.4, and at such time the Member has not incurred five consecutive One-Year Periods of Severance, then the portion of such Member's Matching Contributions Account which is later distributable shall be determined as follows:

                  P    ( AB + [R x D] )    -   ( R x D )."


 15. Section 7.4 of Article VII is hereby amended by replacing the phrase "section 6.3" with the phrase "section 6.4."

 16. Section 7.5(d) of Article VII is hereby amended by deleting the phrase "Vested Balances" and replacing it with "Accounts."

 17. Section 10.3 of Article X is hereby amended by deleting the clause "who shall be an Employee of the Company."


IN WITNESS WHEREOF, the Company has directed its duly authorized officer to execute this Amendment No. 1 this 15th day of August, 1996.


 Corporate Seal                    SELECTIVE INSURANCE COMPANY
                                            OF AMERICA


                               By: /s/ James W. Entringer
                                       ------------------
                                       James W. Entringer

Attest: /s/ Susan Perretta
        ------------------
            Susan Perretta

Title: Corporate Secretary



PAGE - SUPPLEMENT TWO



               AMENDMENT NO. 2 TO THE
               ----------------------
     SELECTIVE INSURANCE RETIREMENT SAVINGS PLAN
     -------------------------------------------


  WHEREAS, Selective Insurance Company of America (the "Company") maintains the Selective Insurance Retirement Savings Plan (the "Plan") for the benefit of its employees; and

  WHEREAS, the Company restated the Plan in its entirety in order to comply with the Tax Reform Act of 1986 and other recent tax legislation; and

  WHEREAS, the Company now desires to further amend the Plan to comply with the Omnibus Budget Reconciliation Act of 1993 and to incorporate a clarification issued by the Internal Revenue Service with respect to the consent rules;

  NOW, THEREFORE, be it

  RESOLVED, that the Plan is hereby amended effective January 1, 1994 unless otherwise noted as follows:

  1. Section 2.14 of Article II is hereby amended by substituting the number "$150,000" for the number "$200,000", and deleting the phrase "the last sentence of" from the first sentence of the last paragraph. The sentence, as revised, shall read "[t]he maximum amount of Compensation taken into account under the Plan for any Plan Year shall be $150,000, or such other amount as determined by the Secretary of the Treasury to reflect a cost-of-living adjustment under Code section 401(a)(17)".

  2. Section 7.5(c)(1) of Article VII is hereby amended by adding the following to the end thereof:

  "Distribution may commence less than 30 days after the participant is advised that he can elect an immediate distribution, provided that:

   (i) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and

   (ii) the Participant, after receiving the notice, affirmatively elects an immediate distribution."

  IN WITNESS WHEREOF, the Company has authorized and directed its duly authorized officer to execute this Amendment No. 2 to the Plan this 15th day of August, 1996.


Corporate Seal                Selective Insurance Company of America


                               By: /s/ James W. Entringer
                                       ------------------
                                       James W. Entringer

Attest: /s/ Susan Perretta
        ------------------
            Susan Perretta

Title: Corporate Secretary





PAGE - SUPPLEMENT THREE

                          Third Amendment to the
                          ----------------------
                   Selective Insurance Company of America
                   --------------------------------------
                          Retirement Savings Plan
                          -----------------------


Whereas, Selective Insurance Company of America (the "Company") has reviewed the Selective Insurance Company of America Retirement Savings Plan as amended and restated as of July 1, 1993 and as subsequently amended as of July 1, 1993 and as of January 1, 1994 (the "Savings Plan");

Whereas, Section 10.1 of Article X of the Savings Plan provides, in part, that the Savings Plan may be amended at any time and from time to time by the Company; and

Whereas, the Company has examined the Savings Plan provisions and the current maintenance and administration of the Savings Plan and has determined, after consultation with the appropriate personnel of the Company, that the Savings Plan should be amended.

Now, therefore, the Savings Plan is hereby amended, effective July 1, 1996, unless otherwise specified, as follows:

First: Article II is amended by adding new sections 2.30 and 2.57 as follows, by renumbering former sections 2.30 through 2.55 as now sections 2.31 through
2.56 respectively, and by renumbering former sections 2.56 through 2.64 as now sections 2.58 through 2.66 respectively:

     "2.30 "Fair Market Value" shall mean, with respect to the purchase or sale of Selective Insurance Group, Inc. common stock, the price of a share of such common stock as reported on the principal securities exchange on which such shares of common stock are then listed or admitted to trading at such time. Notwithstanding the above, with respect to the purchase of shares of the Selective Insurance Group, Inc. common stock held in the Selective Insurance Stock Fund on any day, "Fair Market Value" shall mean, (i) the closing price at the end of the preceding business day of a share of such common stock as reported on the principal securities exchange on which shares of such common stock are then listed or admitted to trading, (ii) if not reported on such day, the closing price at the end of the business day two days prior to such day of a share of such common stock as reported on such principal securities exchange, or (iii) if not reported on such day, the fair market value of a share of such common stock, as determined in good faith by the Committee in its absolute discretion."

     "2.56 "Selective Insurance Stock Fund" shall mean an investment fund comprised of shares of Selective Insurance Group Inc. common stock, $2 par value, in which dividends, if any, are used to purchase additional shares of such common stock. Notwithstanding the foregoing, the Selective Insurance Stock Fund may also hold, from time to time, cash, short-term obligations of the United States Government, commercial paper, or other instruments of a short-term nature, unless otherwise provided by applicable law."

Second: Section 5.2 of Article V of the Savings Plan is hereby amended by deleting said section and replacing it with the following:

     "5.2 Investment Funds. The Investment Funds, as listed on Appendix A attached hereto, shall be established and maintained by the Trustee as directed by the Committee. The Committee shall also have the discretion to direct the Trustee to establish and terminate Investment Funds from time to time as it deems appropriate."

Third: Section 5.3 of Article V of the Savings Plan is hereby amended by deleting paragraphs (a) and (b) and replacing them with (a) and (b) below:

     "(a) Election. At such time and in such manner as the Committee shall prescribe, and subject to the provisions of Article XIII (Qualified Domestic Relations Orders), each Member, including each Member who is a former Employee and the Beneficiary of a deceased Member, may file with the Committee (or its designated agent) such Member's direction with respect to the percentage of the Member's Elective Contribution Account and, if applicable, the portion of future contributions to the Elective Contributions Account to be allocated to each of the Investment Funds. Each Member may elect to have the amounts in his or her Elective Contributions Account invested in increments equal to any whole percentage of the total in such Account in one or more of the Investment Funds. Except as provided in subsection 5.3(c) hereof, a Member's investment elections with respect to his or her Elective Contributions Account shall apply equally to his or her Matching Contributions Account, Matched After-Tax Contributions Account, Unmatched After-Tax Contributions Account, Qualified Nonelective Contributions Account and Qualified Matching Contributions Account. A Member may also make an investment direction with respect to his or her Rollover Account; provided, however, that if the Member does not make such an election, the Member's election with respect to his or her Elective Contributions Account shall apply equally to his or her Rollover Account, if any. Each Member is solely responsible for the selection of his or her investment options. The fact that an Investment Fund is available to Members for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund.

     (b) Change of Election - Future Contributions. Any investment direction given by a Member shall be deemed to be a continuing direction until changed. A Member may change his or her investment elections under this paragraph (b) in increments equal to any whole percentage of the total amount in his or her Elective Contributions Account with respect to future contributions via telephone fund transfer, provided the Member had previously authorized such telephonic transactions on a form supplied by the Committee (or its designated agent). A Member may elect to change his or her investment election with respect to future contributions via telephone transfer as often an the Member chooses. The election shall be effective as of that date, or as of the following date if the date of transfer is not a business day or if the election is made after the time which the Committee (or its designated agent) establishes as the deadline for effectuating a same day election.

Fourth: Section 5.3 of Article V of the Savings Plan is amended by adding a new paragraph (e) to the end thereof as follows:

     "(e) Cessation of Transfers Into and Future Contributions to Terminated
          Investment Funds. Upon the termination of an Investment Fund by the Committee pursuant to section 5.2 hereof, no Member may transfer amounts in his or her Accounts into such a terminated Investment Fund nor shall any Member be permitted to direct any future contributions to such terminated Investment Fund. Each Member who immediately prior to the date of the termination of an Investment Fund had a portion or all of his or her Accounts invested in such terminated Investment Fund shall be permitted to either transfer such amounts to other Investment Funds or to continue the investment of such amounts in the terminated Investment Fund for a one-year period following the termination of such Investment Fund. If such Member does not transfer the amounts invested in the terminated Investment Fund by the end of the one-year period, such Member will be deemed to have elected to transfer such amounts to the T. Rowe Price Prime Reserve Fund. Each Member who, as of the date of the termination of an Investment Fund, has in place a continuing investment direction for a portion or all of his or her future contributions to be invested in the terminated Investment Fund shall be permitted to amend such continuing investment direction to direct such future contributions to other Investment Funds as of the date such Investment Fund is terminated. If any such Member does not change his or her continuing investment direction by the date of such termination, such Member shall be deemed to have directed such future contributions to be invested in the T. Rowe Price Prime Reserve Fund. The Committee shall attempt, but shall not be required to, give affected Members at least
          30 days prior notice of the termination of an Investment Fund, the cessation of transfers into and future contributions to such Investment Fund, and the opportunity to redirect affected investments as described in this subsection 5.3(e)."

Fifth: Effective September 1, 1996, section 5.3 of Article V of the Savings Plan is hereby amended by adding a new paragraph (f) to the end thereof as follows:

     "(f) Direction of Matching Contributions Account. Notwithstanding anything contained herein to the contrary, effective September 1, 1996, a Member shall be permitted to direct the investment of 100% of the amount in his or her Matching Contributions Account into the Selective Insurance Stock Fund. If a Member has made such an election with respect to his or her Matching Contributions Account, he or she may terminate such election with respect to future contributions to such Account at any time. If such a termination election is made, future contributions to the Member's Matching Contributions Account shall be invested in accordance with the Member's investment election with respect to his or her Elective Contributions Account, as described in subsection 5.3(a) hereof. If a Member has made an election to invest 100% of his Matching Contributions Account in the Selective Insurance Stock Fund as described in this subsection 5.3(f), such Member may also elect, at any time, to transfer the Fair Market Value of such Account from the Selective Insurance Stock Fund to the other available Investment Funds by dollar amount, by number of shares, or by whole percentages. A termination election or a transfer election described under this subsection 5.3(c) shall be made via telephonic request, provided the Member had previously authorized such telephonic transactions on a form supplied by the Committee (or its designated agent). Such a termination election or a transfer election shall be effective as soon as administratively practicable after the Member has made such request."

Sixth: Effective September 1, 1996, section 7.5(a) of Article VII of the Savings Plan is hereby amended by adding the following to the end thereof:

     "Notwithstanding the above, if any portion of the Member's Accounts is invested in the Selective Insurance Stock Fund, the Member or the Member's designated Beneficiary may elect to receive a distribution in kind of the whole shares of Selective Insurance Group, Inc. common stock held in such Accounts plus cash equal to the Fair Market Value of any fractional shares of Selective Insurance Group, Inc. common stock to which such Member or Member's designated Beneficiary would otherwise be entitled."

Seventh: The following shall be attached to the end of the Savings Plan as Appendix A:

                             "Appendix A
                             -----------

Effective July 1, 1996, the Investment Funds offered under the Selective Insurance Company of America Retirement Savings Plan shall be:

     The T. Rowe Price Prime Reserve Fund
     The T. Rowe Price Stable Value Fund
     The T. Rowe Price New Income Fund
     The T. Rowe Price Equity Income Fund
     The T. Rowe Price International Stock Fund
     The T. Rowe Price Small-Cap Value Fund
     The T. Rowe Price New America Growth Fund
     The T. Rowe Price Science & Technology Fund

Effective September 1, 1996, the following additional Investment Fund shall be offered:

     The Selective Insurance Stock Fund"

Except to the extent hereinabove set forth, the Plan shall remain in full force and effect without change or modification.

It is also resolved, that the officers and other appropriate personnel of the Company are hereby authorized and directed to take such further steps and actions as are deemed necessary and appropriate to implement the actions and purposes of the foregoing recitals and amendments.

                             Certificate
                             -----------

Selective Insurance Company of America (the "Company") hereby adopts the changes to the Selective Insurance Company of America Retirement Savings Plan (the "Savings Plan") and the resolution relating to the Savings Plan which are in the attached copy of an amendment to the Savings Plan which is identified as being the "Third Amendment to the Selective Insurance Company of America Retirement Savings Plan."

Selective Insurance Company of America
- --------------------------------------

by: /s/ James W. Entringer
        ------------------
        James W. Entringer